Call Warrants Linked to an Equity Basket

UBS AG •   Call Warrants linked to an Equity Basket Expiring
on or about July 25, 2011

Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-132747

Subject to Completion: PROSPECTUS SUPPLEMENT (To Prospectus dated March 27, 2006) Preliminary Prospectus Supplement dated July 3, 2008

Call Warrants Linked to an Equity Basket

UBS AG • Call Warrants linked to an Equity Basket Expiring on or about July 25, 2011

Issuer (Booking Branch):	UBS AG (Jersey Branch)
Term; Expiration Date:	3 years. We currently expect that the Warrants will expire on or about July 25, 2011.
Equity Basket:	The Equity Basket (the “Basket”) will be composed of the common stock of seventeen companies (each, a “Basket Stock” and, together, the “Basket Stocks”). The Basket Stocks and their weightings in the Basket are as follows:

Basket Stock	Type of Equity	Weights
Air Products and Chemicals, Inc.(“Air Products”)	Common Stock	5.89%
The Charles Schwab Corporation (“Charles Schwab”)	Common Stock	5.89%
C.H. Robinson Worldwide, Inc. (“C.H. Robinson”)	Common Stock	5.89%
Colgate-Palmolive Company (“Colgate”)	Common Stock	5.89%
CVS Caremark Corporation (“CVS”)	Common Stock	5.88%
The DirecTV Group, Inc. (“DirecTV”)	Common Stock	5.88%
Duke Energy Corporation (“Duke”)	Common Stock	5.88%
The Hartford Financial Services Group, Inc. (“Hartford”)	Common Stock	5.88%
Kimberly-Clark Corporation (“Kimberly-Clark”)	Common Stock	5.88%
Lehman Brothers Holdings Inc. (“Lehman Brothers”)	Common Stock	5.88%
The McGraw Hill Companies, Inc. (“McGraw-Hill”)	Common Stock	5.88%
Microsoft Corporation (“Microsoft”)	Common Stock	5.88%
Praxair, Inc. (“Praxair”)	Common Stock	5.88%
Prudential Financial, Inc. (“Prudential”)	Common Stock	5.88%
Symantec Corporation (“Symantec”)	Common Stock	5.88%
The Travelers Companies, Inc. (“Travelers”)	Common Stock	5.88%
Wal-Mart Stores, Inc. (“Wal-Mart”)	Common Stock	5.88%

Type of Warrant:	European-style, cash-settled call warrants, each linked to the performance of the Basket.
Number of Warrants Offered:	• (to be determined at pricing, which we currently expect will be on or about July 28, 2008 (the “trade date”)).
Minimum Purchase:	100 Warrants
Issue Price:	$10 per Warrant (for a total minimum issue price of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Warrant at a principal amount of $10 per Warrant.
Warrant Premium:	Between 22.00% and 24.00% (to be determined on the trade date).
Notional Amount: (per Warrant)	Between $41.67 and $45.45 per Warrant (equal to the issue price divided by the Warrant Premium).
Automatic Exercise:	The Warrants will be automatically exercised on the expiration date if the Expiration Level is greater than the Strike Level. You do not have the right to exercise your Warrants prior to the expiration date.
If the Expiration Level is equal to or less than the Strike Level, the Warrants will expire worthless and you will lose your entire investment in the Warrants. Investing in the Warrants involves a high degree of risk, including the possibility that the Warrants will expire worthless.
Payment upon Automatic Exercise:	If the Warrants are automatically exercised, you will receive for each Warrant you own the Notional Amount multiplied by the Basket Return (the “Cash Settlement Amount”) on or around the third business day following the expiration date (the “cash settlement payment date”).
The Basket Return must be greater than the Warrant Premium for you to receive a Cash Settlement Amount that is greater than the issue price. If the Basket Return is positive but less than the Warrant Premium, you will lose part of your investment in the Warrants.
Basket Return:	Expiration Level – Strike Level Strike Level;
Strike Level:	100, the closing level of the Basket on the trade date.
Expiration Level:	The closing level of the Basket on the expiration date. The Expiration Level will be calculated as follows: 100 x [1 + (5.89% × Air Products Return) + (5.89% × Charles Schwab Return) + (5.89% × C.H. Robinson Return) + (5.89% × Colgate Return) + (5.88% × CVS Return) + (5.88% × DirecTV Return) + (5.88% × Duke Return) + (5.88% × Hartford Return) + (5.88% × Kimberly-Clark Return) + (5.88% × Lehman Return) + (5.88% × McGraw-Hill Return) + (5.88% × Microsoft Return) + (5.88% × Praxair Return) + (5.88% × Prudential Return) + (5.88% × Symantec Return) + (5.88% × Travelers Return) + (5.88% × Wal-Mart Return)].
The securities offered hereby are classified by UBS as a Leverage Strategy. For a detailed description of this and other Structured Product categories, please see “Structured Product Categorization” on S-4.
No Listing:	The Warrants will not be listed or displayed on any securities exchange or electronic communications network.
CUSIP Number:	902644889
ISIN Number:	US9026448897

See “Risk Factors” beginning on page S-12 for risks related to an investment in the Warrants.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Warrants are not deposit liabilities of UBS AG and are not FDIC insured.

	Price to Public	Underwriting Discount	Proceeds to UBS AG
Per Warrant	$10	$0.50	$9.50
Total	$•	$•	$•

UBS Financial Services Inc.	UBS Investment Bank

Prospectus Supplement dated July 3, 2008

ADDITIONAL INFORMATION ABOUT UBS AND THE WARRANTS

You should read this prospectus supplement together with the prospectus dated March 27, 2006, relating to our warrants. You may access these documents on the SEC Website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Website):

➢	Prospectus dated March 27, 2006:

http://www.sec.gov/Archives/edgar/data/1114446/000095012306003728/y17280ae424b2.htm

Our Central Index Key, or CIK, on the SEC Website is 0001114446.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Prospectus Supplement
Prospectus Supplement Summary	S-1
Risk Factors	S-12
The Basket	S-19
The Basket Stocks	S-20
Valuation of the Warrants	S-37
Terms of the Warrants	S-38
Capitalization of UBS	S-48
Use of Proceeds and Hedging	S-49
Supplemental United States Federal Income Tax Considerations	S-50
ERISA Considerations	S-53
Supplemental Plan of Distribution	S-54
Prospectus
Introduction	3
Cautionary Note Regarding Forward-Looking Information	5
Incorporation of Information About UBS AG	7
Where You Can Find More Information	8
Presentation of Financial Information	9
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	10
Capitalization of UBS	10
UBS	11
Use of Proceeds	13
Description of Debt Securities We May Offer	14
Description of Warrants We May Offer	36
Legal Ownership and Book-Entry Issuance	53
Considerations Relating to Indexed Securities	59
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	62
U.S. Tax Considerations	65
Tax Considerations Under the Laws of Switzerland	76
ERISA Considerations	78
Plan of Distribution	79
Validity of the Securities	82
Experts	82

Prospectus Supplement Summary

The following is a summary of some of the key features of the Warrants, as well as a discussion of factors you should consider before purchasing the Warrants. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this prospectus supplement and in the accompanying prospectus. Please note that references to “UBS,” “we,” “our” and “us” refer only to UBS AG and not its consolidated subsidiaries.

What are the Warrants?

The call warrants (the “Warrants”) are warrants issued by UBS whose return is linked to the performance of a basket (the “Basket”) measured at the trade date relative to the expiration date. The performance of the Basket is based on the performance of the common stock of seventeen companies (each, a “Basket Stock” and together, the “Basket Stocks”). The Basket Stocks and their relative weightings are set forth below:

Basket Stock	Type of Equity	Weights
Air Products and Chemicals, Inc.(“Air Products”)	Common Stock	5.89%
The Charles Schwab Corporation (“Charles Schwab”)	Common Stock	5.89%
C.H. Robinson Worldwide, Inc. (“C.H. Robinson”)	Common Stock	5.89%
Colgate-Palmolive Company (“Colgate”)	Common Stock	5.89%
CVS Caremark Corporation (“CVS”)	Common Stock	5.88%
The DirecTV Group, Inc. (“DirecTV”)	Common Stock	5.88%
Duke Energy Corporation (“Duke”)	Common Stock	5.88%
The Hartford Financial Services Group, Inc. (“Hartford”)	Common Stock	5.88%
Kimberly-Clark Corporation (“Kimberly-Clark”)	Common Stock	5.88%
Lehman Brothers Holdings Inc. (“Lehman Brothers”)	Common Stock	5.88%
The McGraw Hill Companies, Inc. (“McGraw-Hill”)	Common Stock	5.88%
Microsoft Corporation (“Microsoft”)	Common Stock	5.88%
Praxair, Inc. (“Praxair”)	Common Stock	5.88%
Prudential Financial, Inc. (“Prudential”)	Common Stock	5.88%
Symantec Corporation (“Symantec”)	Common Stock	5.88%
The Travelers Companies, Inc. (“Travelers”)	Common Stock	5.88%
Wal-Mart Stores, Inc. (“Wal-Mart”)	Common Stock	5.88%

For further information concerning the Basket Stocks, see “The Basket Stocks” beginning on page S-20.

The Warrants are European-style cash-settled call warrants, entitling you, upon automatic exercise, to receive a cash payment based on the amount by which the closing level of the Basket on the expiration date (the “Expiration Level”) is above the closing level of the Basket on the trade date (the “Strike Level”). The Warrants may only be exercised at the time of expiration. The Warrants will be automatically exercised on the expiration date under the conditions described below. If the Warrants are not automatically exercised, they will expire worthless and you will lose your entire investment in the Warrants.

What is your payment at expiration?

The Warrants will expire on or about July 25, 2011 (the “expiration date”).

➢	If the Expiration Level is equal to or less than the Strike Level, the Warrants will not be exercised and will expire worthless on the expiration date.

As a result, you will lose your entire investment and will not receive any cash payment (Cash Settlement Amount) upon expiration.

➢	If the Expiration Level is greater than the Strike Level, the Warrants will be automatically exercised, and we will pay the Cash Settlement Amount on or around the third business day following the expiration date (the “cash settlement payment date”). The Cash Settlement Amount is based on the change in the level of the Basket, measured at the trade date relative to the expiration date, and is calculated as follows:

Cash Settlement Amount = Notional Amount × Basket Return

The Basket Return must be greater than the Warrant Premium for you to receive a Cash Settlement Amount that is greater than the issue price. If the Basket Return is positive but less than the Warrant Premium, you will lose part of your investment in the Warrants.

The “Issue Price” is $10 per Warrant.

The “Warrant Premium” will be between 22.00% and 24.00% (to be determined on the trade date).

The “Notional Amount” will be between $41.67 and $45.45 per Warrant (equal to the issue price divided by the Warrant Premium).

On the trade date, we will determine the Warrant Premium and the Notional Amount, which will be set forth in the final prospectus supplement.

The “Basket Return” measures the change in the level of the Basket based on the Expiration Level relative to the Strike Level and is expressed as follows:

Basket Return  =
Expiration Level – Strike Level

Strike Level;

The “Strike Level” will equal the closing level of the Basket on the trade date. With respect to the Basket Stocks, the starting price for each will be based on the closing price of that Basket Stock on its primary exchange as of the trade date.

The “Expiration Level” will equal the closing level of the Basket on the expiration date, and will equal the sum of the Basket Stock Return of each Basket Stock, calculated as follows:

100 × [1 + (5.89% × Air Products Return) + (5.89% × Charles Schwab Return) +
(5.89% × C.H. Robinson Return) + (5.89% × Colgate Return) +
(5.88% × CVS Return) + (5.88% × DirecTV Return) +
(5.88% × Duke Return) + (5.88% × Hartford Return) +
(5.88% × Kimberly-Clark Return) + (5.88% × Lehman Return) +
(5.88% × McGraw-Hill Return) + (5.88% × Microsoft Return) +
(5.88% × Praxair Return) + (5.88% × Prudential Return) +
(5.88% × Symantec Return) + (5.88% × Travelers Return) + (5.88% × Wal-Mart Return)]

For each Basket Stock, the applicable Basket Stock Return will be calculated as follows:

Basket Stock Return  =
expiration price – starting price

starting price

The “starting price” is the closing price of that Basket Stock on the trade date, divided by the Stock Adjustment Factor for that Basket Stock. The Stock Adjustment Factor for each Basket Stock will initially equal 1.0, and will not change except in the event of certain extraordinary transactions involving the issuer of a particular Basket Stock, as described under “Terms of the Warrants — Antidilution Adjustments.”

The “expiration price” is the closing price of that Basket Stock on the expiration date.

UBS Securities LLC will serve as the calculation agent. For more specific information on the calculation agent, see “Terms of the Warrants — Role of Calculation Agent.”

The Warrants are contractual obligations of UBS, with an issue price of $10 per Warrant, and a minimum purchase of 100 Warrants (for a total minimum issue price of $1,000).

For more specific information about the Warrants, including the calculation of the Cash Settlement Amount, if any, see “ — If the Warrants are automatically exercised, what are the steps to calculate the Cash Settlement Amount?” on page S-5, “ — Hypothetical Examples” on page S-9, “Valuation of the Warrants” on page S-37 and “Terms of the Warrants” on page S-38.

Selected Purchase Considerations

➢	Growth Potential — The Warrants provide the opportunity to earn returns from possible increases in the level of the Basket through a leveraged investment. Each Warrant will provide a return, if any, based on the Notional Amount rather than the issue price. Whether you receive a Cash Settlement Amount on the expiration of the Warrants will depend on the Basket Return, and the amount of any Cash Settlement Amount will depend on the amount by which the Basket Return exceeds the Warrant Premium.
➢	Automatic Exercise; Worthless Expiration — The Warrants will be automatically exercised or will expire worthless on the expiration date and are not exercisable at your discretion.
➢	Minimum Purchase — 100 Warrants (for a total minimum issue price of $1,000).

What are some of the risks of the Warrants?

An investment in the Warrants involves significant risks. Some of these risks are summarized here, but we urge you to read the more detailed explanation of risks in “Risk Factors” beginning on page S-12.

➢	The Warrants may expire worthless; you may lose your entire investment — The Warrants are fully exposed to a decline in the level of the Basket on the expiration date. If the Expiration Level is equal to or less than the Strike Level, the Warrants will expire worthless and you will lose your entire investment in the Warrants. You will receive a cash payment upon automatic exercise only if the Expiration Level is greater than the Strike Level, and the amount of any cash payment will depend on the amount by which the Expiration Level is above the Strike Level. The Basket Return must be greater than the Warrant Premium for you to receive a Cash Settlement Amount that is greater than the issue price. If the Basket Return is positive but less than the Warrant Premium, you will receive a Cash Settlement Amount that is less than the issue price, in which case you will lose some of your initial investment in the Warrants. Accordingly, to get back your initial investment, the level of the Basket must increase by at least between 22.00% and 24.00% (to be determined on the trade date), a percentage which is equal to the Warrant Premium. You should therefore be willing to accept losing some or all of your investment.
➢	Warrants are non-standardized options — The Warrants are not standardized options of the type issued by the Options Clearing Corporation (the “OCC”), a clearing agency regulated by the Securities and Exchange Commission. The Warrants are unsecured contractual obligations of UBS and will rank equally with all of our other unsecured contractual obligations and unsecured and unsubordinated debt. Thus, unlike purchasers of OCC standardized options who have the credit benefits of guarantees and margin and collateral deposits by OCC clearing members to protect the OCC from a clearing member’s failure, purchasers of Warrants must look solely to UBS for performance of its obligations to pay the Cash Settlement Amount, if any, upon the automatic exercise of the Warrants. Further, the secondary market for the Warrants, if any, is not expected to be generally as liquid as the market for OCC standardized options and therefore, sales of the Warrants prior to the expiration date might result in a price that is at a discount to the theoretical value of the Warrants based on the then prevailing level of the Basket.

➢	Market risk — The return on the Warrants, which may be positive or negative, is linked to the performance of the Basket, and will depend on whether the Basket Return is positive or negative. If the Basket Return is zero or negative, you will lose your entire investment.
➢	No interest payments — You will not receive any periodic interest payments on the Warrants and you will not receive any dividend payments or other distributions on the Basket Stocks.
➢	No listing — The Warrants will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Warrants will develop. UBS Securities LLC and other affiliates of UBS may make a market in the Warrants, although they are not required to do so. If they decide to make a market in the Warrants, they may stop at any time. The limited secondary market for the Warrants may adversely affect the price that you receive for your Warrants if you do not wish to hold your investment until the expiration date.

The Warrants may be a suitable investment for you if:

➢	You are willing to accept the potential loss of some or all of your investment.
➢	You are willing to accept the risk of fluctuations in the Basket level.
➢	You expect that the level of the Basket will increase over the term of the Warrants and you expect that the Basket Return will exceed the Warrant Premium as of the expiration date.
➢	You seek an investment with a return linked to the Basket over the term of the Warrants.
➢	You do not seek current income from this investment.

The Warrants may not be a suitable investment for you if:

➢	You believe that the Basket Return is not likely to be greater than the Warrant Premium on the expiration date or you believe that the level of the Basket is likely to decrease or remain unchanged over the term of the Warrants.
➢	You are not willing to accept the potential loss of some or all of your investment.
➢	You are not willing to be exposed to fluctuations in the Basket level.
➢	You seek current income from your investment.
➢	You seek an investment for which there will be an active secondary market.
➢	You are unable or unwilling to hold the Warrants until the expiration date.

Structured Product Categorization

To help investors identify appropriate Structured Products, UBS organizes its Structured Products, including the securities offered hereby, into four categories: Protection Strategies, Optimization Strategies, Performance Strategies and Leverage Strategies. The securities offered hereby are classified by UBS as a Leverage Strategy for this purpose. The description below is intended to describe generally the four categories of Structured Products and the types of protection which may be offered on those products, but should not be relied upon as a description of any particular Structured Product.

➢	Protection Strategies are structured to provide investors with a high degree of principal protection, periodic coupons or a return at maturity with the potential to outperform traditional fixed income instruments. These Structured Products are designed for investors with low to moderate risk tolerances.
➢	Optimization Strategies are structured to optimize returns or yield within a specified range. These Structured Products are designed for investors with moderate to high risk tolerances. Optimization Strategies may be structured to provide no principal protection, partial protection or contingent protection.

➢	Performance Strategies are structured to be strategic alternatives to index funds or ETFs or to allow efficient access to new markets. These Structured Products are designed for investors with moderate to high risk tolerances. Performance Strategies may be structured to provide no principal protection, partial protection or contingent protection.
➢	Leverage Strategies are structured to provide leveraged exposure to the performance of an underlying asset. These Structured Products are designed for investors with high risk tolerances.

“Partial protection,” if applicable, provides principal protection against a decline in the price or level of the underlying asset down to a specified threshold; investors will lose 1% of principal for every 1% decline in the price or level of the underlying asset below the specified threshold. “Contingent protection,” if applicable, provides principal protection at maturity as long as the price or level of the underlying asset does not trade below a specified threshold; if the price or level of the asset does decline below the specified threshold, all principal protection is lost.

Classification of Structured Products into categories is not intended to guarantee particular results or performance.

What are the tax consequences of the Warrants?

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, the Warrants should be treated as options for U.S. federal income tax purposes. If the Warrants are treated as options, there should be no U.S. federal income tax consequences to you from holding the Warrants until you sell your Warrants, they are exercised or they expire. Upon the sale, exercise or expiration of your Warrants, you should generally recognize capital gain or loss equal to the difference between the amount that you receive at that time and the amount you paid for your Warrants.

You should read the “Supplemental United States Federal Income Tax Considerations” section on page S-50 for a more detailed discussion of the tax consequences of the Warrants and consult your tax advisor.

If the Warrants are automatically exercised, what are the steps to calculate the Cash Settlement Amount?

Set forth below is an explanation of the steps necessary to calculate the Cash Settlement Amount if the Warrants are automatically exercised. You will only receive a Cash Settlement Amount if the Expiration Level is greater than the Strike Level on the expiration date.

Step 1: Calculate the Return of each Basket Stock

The Air Products Return  =
Air Products expiration price – Air Products starting price

Air Products starting price;

where the Air Products starting price is $•   and the Air Products expiration price will be the closing price of Air Products’ common stock on the expiration date.

The Charles Schwab Return  =
Charles Schwab expiration price – Charles Schwab starting price

Charles Schwab starting price;

where the Charles Schwab starting price is $•   and the Charles Schwab expiration price will be the closing price of Charles Schwab’s common stock on the expiration date.

The C.H. Robinson Return  =
C.H. Robinson expiration price – C.H. Robinson starting price

C.H. Robinson starting price;

where the C.H. Robinson starting price is $•   and the C.H. Robinson expiration price will be the closing price of C.H. Robinson’s common stock on the expiration date.

The Colgate Return  =
Colgate expiration price – Colgate starting price

Colgate starting price;

where the Colgate starting price is $•   and the Colgate expiration price will be the closing price of Colgate’s common stock on the expiration date.

The CVS Return  =
CVS expiration price – CVS starting price

CVS starting price;

where the CVS starting price is $•   and the CVS expiration price will be the closing price of CVS’s common stock on the expiration date.

The DirectTV Return  =
DirectTV expiration price – DirectTV starting price

DirectTV starting price;

where the DirectTV starting price is $•   and the DirectTV expiration price will be the closing price of DirectTV’s common stock on the expiration date.

The Duke Return  =
Duke expiration price – Duke starting price

Duke starting price;

where the Duke starting price is $•   and the Duke expiration price will be the closing price of Duke’s common stock on the expiration date.

The Hartford Return  =
Hartford expiration price – Hartford starting price

Hartford starting price;

where the Hartford starting price is $•   and the Hartford expiration price will be the closing price of Hartford’s common stock on the expiration date.

The Kimberly-Clark Return  =
Kimberly-Clark expiration price – Kimberly-Clark starting price

Kimberly-Clark starting price;

where the Kimberly-Clark starting price is $•   and the Kimberly-Clark expiration price will be the closing price of Kimberly-Clark’s common stock on the expiration date.

The Lehman Return  =
Lehman expiration price – Lehman starting price

Lehman starting price;

where the Lehman starting price is $•   and the Lehman expiration price will be the closing price of Lehman’s common stock on the expiration date.

The McGraw-Hill Return  =
McGraw-Hill expiration price – McGraw-Hill starting price

McGraw-Hill starting price;

where the McGraw-Hill starting price is $•   and the McGraw-Hill expiration price will be the closing price of McGraw-Hill’s common stock on the expiration date.

The Microsoft Return  =
Microsoft expiration price – Microsoft starting price

Microsoft starting price;

where the Microsoft starting price is $•   and the Microsoft expiration price will be the closing price of Microsoft’s common stock on the expiration date.

The Praxair Return  =
Praxair expiration price – Praxair starting price

Praxair starting price;

where the Praxair starting price is $•   and the Praxair expiration price will be the closing price of Praxair’s common stock on the expiration date.

The Prudential Return  =
Prudential expiration price – Prudential starting price

Prudential starting price;

where the Prudential starting price is $•   and the Prudential expiration price will be the closing price of Prudential’s common stock on the expiration date.

The Symantec Return  =
Symantec expiration price – Symantec starting price

Symantec starting price;

where the Symantec starting price is $•   and the Symantec expiration price will be the closing price of Symantec’s common stock on the expiration date.

The Travelers Return  =
Travelers expiration price – Travelers starting price

Travelers starting price

where the Travelers starting price is $•   and the Travelers expiration price will be the closing price of Travelers’ common stock on the expiration date.

The Wal-Mart Return  =
Wal-Mart expiration price – Wal-Mart starting price

Wal-Mart starting price

where the Wal-Mart starting price is $•   and the Wal-Mart expiration price will be the closing price of Wal-Mart’s common stock on the expiration date.

The starting price of each Basket Stock will be divided by the Stock Adjustment Factor for that Basket Stock. The Stock Adjustment Factor for each Basket Stock will initially equal 1.0 and will not change except in the event of certain extraordinary transactions involving the issuer of a particular Basket Stock, as described under “Terms of the Warrants — Antidilution Adjustments” below.

Step 2: Calculate the Expiration Level.

The Expiration Level will be calculated as follows:

100 × [1 + (5.89% × Air Products Return) + (5.89% × Charles Schwab Return) +
(5.89% × C.H. Robinson Return) + (5.89% × Colgate Return) +
(5.88% × CVS Return) + (5.88% × DirecTV Return) +
(5.88% × Duke Return) + (5.88% × Hartford Return) +
(5.88% × Kimberly-Clark Return) + (5.88% × Lehman Return) +
(5.88% × McGraw-Hill Return) + (5.88% × Microsoft Return) +
(5.88% × Praxair Return) + (5.88% × Prudential Return) +
(5.88% × Symantec Return) + (5.88% × Travelers Return) + (5.88% × Wal-Mart Return)]

Step 3: Calculate the Basket Return.

The Basket Return, which may be positive or negative, measures the change in the price of the Basket based on the Expiration Level relative to the Strike Level and is expressed as follows:

Basket Return  =
Expiration Level – Strike Level

Strike Level;

Step 4: Calculate the Cash Settlement Amount.

i) If the Expiration Level is greater than the Strike Level, the Warrants will be automatically exercised and we will pay you a Cash Settlement Amount per Warrant equal to:

Cash Settlement Amount = Notional Amount × Basket Return

Notional Amount (per Warrant)  =
$10

Warrant Premium (to be determined on the trade date);

The Basket Return must be greater than the Warrant Premium for you to receive a Cash Settlement Amount that is greater than the issue price. If the Basket Return is positive but less than the Warrant Premium, you will lose part of your investment in the Warrants.

ii) If the Expiration Level is equal to or less than the Strike Level, the Warrants will expire worthless and you will lose your entire initial investment in the Warrants.

How do the Warrants Perform upon Expiration?

Assumptions for Hypothetical Examples and Hypothetical Return Profile:

Term:	3 Years
Issue Price (per Warrant):	$10 per Warrant with a minimum purchase of 100 Warrants (for a total minimum issue price of $1000)
Warrant Premium:	23.00% (the actual Warrant Premium will be set on the trade date)
Notional Amount (per Warrant):	$43.48 per Warrant (equal to the issue price divided by the Warrant Premium), actual Notional Amount will be set on the trade date
Automatic Exercise:	If the Expiration Level is greater than the Strike Level, the Warrants will be automatically exercised on the expiration date. If the Expiration Level is equal to or less than the Strike Level, the Warrants will expire worthless and you will not receive any cash payment upon expiration.
Payment upon Automatic Exercise:	If the Warrants are automatically exercised, you will receive the Cash Settlement Amount, where:
Cash Settlement Amount = Notional Amount × Basket Return
Basket Return = Expiration Level – Strike Level Strike Level;
Strike Level:	100 (the actual Strike Level will be the closing level of the Basket on the trade date)
Expiration Level:	Closing level of the Basket on the expiration date

Hypothetical Examples

Example 1: The Basket Return is 30%

The Basket closes at 130 on the expiration date, a 30% increase from the Strike Level of 100.

This example illustrates that a 30% appreciation in the Basket over the term of the Warrants will result in a Cash Settlement Amount of $13.04 for each Warrant and a corresponding total return on your initial investment in the Warrants of approximately 30.44%.

Since the Expiration Level is greater than the Strike Level, your Warrant will be automatically exercised and your payment upon expiration will be calculated as:

Notional Amount × Basket Return = Cash Settlement Amount
$43.48 × 30% = $13.04

Investor receives $13.04 on the cash settlement payment date for each $10 Warrant (a 30.44% total return).

Example 2: The Basket Return is -30%

The Basket closes at 70 on the expiration date, a -30% decrease from the Strike Level of 100.

This example illustrates that a 30% decline in the Basket over the term of the Warrants will result in a payment of $0 for each Warrant. Since the Expiration Level is less than the Strike Level, the Warrants will not be exercised and your payment upon expiration will be $0 (Warrant expires worthless). Therefore, the total return on your initial investment in the Warrants will be –100%.

Investor receives $0 for each $10 Warrant at expiration (a –100% total return).

Example 3: The Basket Return is 23.00%

The Basket closes at 123 on the expiration date, a 23.00% increase from the Strike Level of 100.

This example illustrates that a 23.00% Basket Return will constitute a break-even point under the assumptions governing this example. As a result, the corresponding Cash Settlement Amount will be equal to your issue price per Warrant. Therefore, the total return on your initial investment in the Warrants will be 0%.

Since the Expiration Level is greater than the Strike Level, your Warrant will be automatically exercised and your payment upon expiration will be calculated as:

Notional Amount × Basket Return = Cash Settlement Amount
$43.48 × 23.00% = $10.00

However, because the Basket Return is equal to the Warrant Premium, you will not receive a positive return on your investment.

Investor receives $10.00 on the cash settlement payment date for each $10.00 Warrant (a 0% total return).

Example 4: The Basket Return is 10%

The Basket closes at 110 on the expiration date, a 10% increase from the Strike Level of 100.

This example illustrates that a 10% Basket Return will result in a Cash Settlement Amount of $4.35 for each Warrant and a corresponding total return on your initial investment in the Warrants of approximately –56.50%. Although the Expiration Level exceeds the Strike Level, the Basket did not appreciate by a sufficient amount to exceed the Warrant Premium of 23.00%

Since the Expiration Level is greater than the Strike Level, your Warrant will be automatically exercised and your payment upon expiration will be calculated as:

Notional Amount × Basket Return = Cash Settlement Amount
$43.48 × 10% = $4.35

However, because the Basket Return is less than the Warrant Premium, you will lose part of your investment.

Investor receives $4.35 on the cash settlement payment date for each $10 Warrant (a –56.25% total return).

Example 5: The Basket Return is 0%

The Basket closes at 100 on the expiration date, a 0% increase from the Strike Level of 100.

This example illustrates that a 0% flat return of the Basket over the term of the Warrants will result in a payment of $0 for each Warrant. Since the Expiration Level is equal to the Strike Level, the Warrants will not be exercised and your payment upon expiration will be $0 (Warrant expires worthless). Therefore, the total return on your initial investment in the Warrants will be –100%.

Investor receives $0 for each $10 Warrant at expiration (a –100% total return).

Hypothetical Return Profile upon Expiration

3 Year Basket Return	3 Year Basket Annualized Return	Warrant Value at Expiration	Gain/Loss on Warrant	Warrant Total Return	Warrant Annualized Return
100.00%	25.99%	$43.48	$33.48	334.78%	63.21%
90.00%	23.86%	$39.13	$29.13	291.30%	57.58%
80.00%	21.64%	$34.78	$24.78	247.83%	51.51%
70.00%	19.35%	$30.43	$20.43	204.35%	44.92%
60.00%	16.96%	$26.09	$16.09	160.87%	37.66%
50.00%	14.47%	$21.74	$11.74	117.39%	29.54%
40.00%	11.87%	$17.39	$7.39	73.91%	20.26%
30.00%	9.14%	$13.04	$3.04	30.43%	9.26%
23.00%	7.14%	$10.00	$10.00	0.00%	0.00%
20.00%	6.27%	$8.70	-$1.30	-13.04%	-4.55%
10.00%	3.23%	$4.35	-$5.65	-56.52%	-24.24%
5.00%	1.64%	$2.17	-$7.83	-78.26%	-39.87%
0.00%	0.00%	$0.00	-$10.00	-100.00%	-100.00%
-5.00%	-1.70%	$0.00	-$10.00	-100.00%	-100.00%
-10.00%	-3.45%	$0.00	-$10.00	-100.00%	-100.00%
-20.00%	-7.17%	$0.00	-$10.00	-100.00%	-100.00%
-30.00%	-11.21%	$0.00	-$10.00	-100.00%	-100.00%
-40.00%	-15.66%	$0.00	-$10.00	-100.00%	-100.00%
-50.00%	-20.63%	$0.00	-$10.00	-100.00%	-100.00%
-60.00%	-26.32%	$0.00	-$10.00	-100.00%	-100.00%
-70.00%	-33.06%	$0.00	-$10.00	-100.00%	-100.00%
-80.00%	-41.52%	$0.00	-$10.00	-100.00%	-100.00%
-90.00%	-53.58%	$0.00	-$10.00	-100.00%	-100.00%
-100.00%	-100.00%	$0.00	-$10.00	-100.00%	-100.00%

Risk Factors

Your investment in the Warrants will involve risks. The Warrants are not secured and are riskier than ordinary unsecured debt. You may lose all of the principal amount you invest. The return on the Warrants, if any, is linked to the performance of the common stock of Air Products, Charles Schwab, C.H. Robinson, Colgate, CVS, DirecTV, Duke, Hartford, Kimberly-Clark, Lehman, McGraw-Hill, Microsoft, Praxair, Prudential, Symantec, Travelers, and Wal-Mart (collectively the “Basket Stocks”), and will depend on whether the Expiration Level is greater than, equal to or less than the Strike Level. If the Expiration Level for the Warrants is equal to or less than the Strike Level, you will lose your entire initial investment in the Warrants. Investing in the Warrants is not equivalent to investing directly in the Basket Stocks themselves because of (1) the fact that you will only earn a positive return on your investment if the Basket Return is greater than the Warrant Premium and (2) the leveraged nature of the Warrants. This section describes the most significant risks relating to the Warrants. We urge you to read the following information about these risks, together with the other information in this prospectus supplement and the accompanying prospectus before investing in the Warrants.

The Warrants are long-term options and may expire worthless.

Your Warrants will be automatically exercised or expire worthless on the expiration date and are not exercisable at your option. You will receive a Cash Settlement Amount upon expiration only if the Basket Return is greater than zero (i.e., the Expiration Level is greater than the Strike Level). The Warrants will be “in-the-money”, i.e., you will receive a Cash Settlement Amount, only if the Expiration Level is greater than the Strike Level. If the Expiration Level is equal to or less than the Strike Level, the Warrants will expire worthless and you will lose your entire initial investment in the Warrants.

If the Expiration Level is greater than the Strike Level, but the Basket Return is less than the Warrant Premium, you will receive a Cash Settlement Amount that is less than the issue price and will, therefore, lose part of your investment in the Warrants. You will not receive a Cash Settlement Amount upon expiration in excess of the issue price unless the Basket Return is greater than the Warrant Premium.

You should therefore be prepared to lose some or all of your investment in the Warrants.

See “Summary Description of Some of the Key Features of the Warrants — If the Warrants are automatically exercised, what are the steps to calculate the Cash Settlement Amount?” on page S-5 and “Terms of the Warrants — Payment to Holders of the Warrants in the Event of Automatic Exercise — Cash Settlement Amount” on page S-39 for a description of how the Cash Settlement Amount will be calculated.

The time remaining to the expiration date may adversely affect the market price of the Warrants.

You will lose your entire initial investment if the level of the Basket fails to increase over the term of the Warrants. This risk reflects the nature of a warrant as an asset which tends to decline in value over time and which may be worthless when it expires if the warrant is “out-of-the-money” (i.e., the Expiration Level is equal to or less than the Strike Level), which could occur if the Basket level fails to increase over the term of the Warrants. Assuming all other factors are held constant, the more a Warrant is out-of-the-money and the shorter its remaining time to expiration, the greater the risk that the Warrants will expire worthless and you will lose all of your initial investment. Therefore, the market value of the Warrants is likely to reflect the extent of the rise or decline in the level of the Basket Stocks in connection with the time remaining to the expiration date.

The Basket is composed of the Basket Stocks. Any positive return in one Stock may be offset by a negative return in another Stock.

The Warrants are linked to the performance of the Basket, which is composed of seventeen stocks. Each of the Basket Stocks is given substantially equal weight in determining the value of the Basket.

Risk Factors

Accordingly, the performance of the Basket will be based on the aggregate appreciation or depreciation of the Basket Stocks taken as a whole. Therefore, a positive return in one Basket Stock may be offset, in whole or in part, by a negative return of a lesser, equal or greater magnitude in another Basket Stock, resulting in an aggregate Basket Return equal to or less than zero.

Owning the Warrants is not the same as owning the Basket Stocks or a security directly linked to the performance of any of the specific Basket Stocks.

The return on your Warrants will not reflect the return you would realize if you actually owned the applicable Basket Stocks or a security directly linked to the performance of the applicable Basket Stock and held such investment for a similar period because the level of the Basket Stocks is calculated in part by reference to the prices of the Basket Stocks without taking into consideration the value of dividends paid on those stocks.

Even if the level of the Basket increases above the Strike Level during the term of the Warrant, the market value of the Warrants may not increase by the same amount. It is also possible for the level of the Basket to increase while the market value of the Warrants declines.

The market value of the Warrants may be influenced by unpredictable factors.

The market value of your Warrants may fluctuate between the date you purchase them and the expiration date, when the calculation agent will determine your Cash Settlement Amount. Several factors, many of which are beyond our control, will influence the market value of the Warrants. We expect that generally the level of the Basket on any day will affect the market value of the Warrants more than any other single factor. Other factors that may influence the market value of the Warrants include:

➢	the volatility of the applicable Basket Stock (i.e., the frequency and magnitude of changes in the level of each Basket Stock);
➢	the market price of the Basket Stocks;
➢	the dividend rate paid on any Basket Stocks (while not paid to holders of the Warrants, dividend payments on each Basket Stock may influence the value of the Basket Stocks and, therefore, affect the market value of the Warrants);
➢	supply and demand for the Warrants, including inventory positions with UBS Securities LLC or any other market-maker;
➢	interest rates in the market;
➢	the time remaining to the expiration of the Warrants;
➢	the creditworthiness of UBS, including actual or anticipated downgrades in UBS’ credit rating; and
➢	economic, financial, political, regulatory or judicial events that affect the market price of the Basket Stocks or that affect stock markets generally.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Warrants may offset or enhance the effect of another factor.

The formula for determining the Cash Settlement Amount does not take into account all developments in the Basket.

Changes in the Basket Stocks during the term of the Warrants before the expiration date will not be reflected in the calculation of the Cash Settlement Amount payable, if any, on the cash settlement payment date. The calculation agent will calculate the Cash Settlement Amount by comparing only the level of the Basket on the trade date and the level of the Basket on the expiration date. No other Basket

Risk Factors

levels will be taken into account. As a result, you may lose some or all of your initial investment even if the Basket has at certain times during the term of the Warrants risen before falling to a level below the Strike Level on the expiration date.

Trading and other transactions by UBS or its affiliates in the Basket Stocks, futures, options, exchange-traded funds or other derivative products on the Basket Stocks may impair the market value of the Warrants.

As described below under “Use of Proceeds and Hedging” on page S-49, UBS or its affiliates may hedge their obligations under the Warrants by purchasing the Basket Stocks, futures or options on any Basket Stocks or other derivative instruments with returns linked or related to changes in the performance of any Basket Stocks and we may adjust these hedges by, among other things, purchasing or selling Basket Stocks, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of any Basket Stocks at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of the relevant Basket Stocks and, therefore, the market value of the Warrants. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Warrants declines.

UBS or its affiliates may also engage in trading in the Basket Stocks and other investments relating to the Basket Stocks on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the Basket Stocks and, therefore, the market value of the Warrants. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of the Basket Stocks. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Warrants.

UBS Securities LLC and other affiliates of UBS also currently intend to make a secondary market in the Warrants. As market makers, trading of the Warrants may cause UBS Securities LLC or other affiliates of UBS to be long or short the Warrants in their inventory. The supply and demand for the Warrants, including inventory positions of market makers, may affect the secondary market price for the Warrants.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the Basket Stocks that are not for the account of holders of the Warrants or on their behalf. These trading activities may present a conflict between the holders’ interest in the Warrants and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the level of the Basket Stocks, could be adverse to such holders’ interests as beneficial owners of the Warrants.

UBS and its affiliates may, at present or in the future, engage in business with the issuers of the Basket Stocks, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Warrants as beneficial owners of the Warrants. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market price of the Basket Stocks and, therefore, the market value of the Warrants.

You will not receive interest payments on the Warrants or dividend payments on the Basket Stocks or have shareholder rights in the Basket Stocks.

You will not receive any periodic interest payments on the Warrants and you will not receive any dividend payments or other distributions on the Basket Stocks. As an owner of the Warrants, you will not

Risk Factors

have voting rights or any other rights that holders of the Basket Stocks may have. Moreover, your payment at maturity, if any, will be in cash and you will have no right to receive delivery of any Basket Stocks.

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Warrants. Any such research, opinions or recommendations could affect the price of one or more Basket Stocks or the market value of the Warrants.

UBS and its affiliates publish research from time to time on financial markets and other matters, including with respect to issuers of one or more Basket Stocks, that may influence the value of the Warrants, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Warrants. UBS and its affiliates may publish research or other opinions that calls into question the investment view implicit in the Warrants. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Warrants and the Basket Stocks.

UBS and its affiliates have no affiliation with the issuers of the Basket Stocks and are not responsible for their public disclosure of information.

We and our affiliates are not affiliated with the issuers of the Basket Stocks in any way and we have no ability to control or predict their actions, including any corporate actions of the type that would require the calculation agent to adjust the payment to you at maturity, and have no ability to control the public disclosure of these corporate actions or any events or circumstances affecting the issuers of the Basket Stocks. The issuers of the Basket Stocks are not involved in the offering of the Warrants in any way and have no obligation to consider your interest as an owner of the Warrants in taking any corporate actions that might affect the market value of your Warrants or your payment at maturity. The issuers of the Basket Stocks may take actions that will adversely affect the market value of the Warrants.

We have derived the information about issuers of the Basket Stocks in this prospectus supplement from publicly available information, without independent verification. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the issuers of the Basket Stocks contained in this prospectus supplement. You, as an investor in the Warrants, should make your own investigation into the issuers of the Basket Stocks.

This prospectus supplement relates only to the Warrants and does not relate to the Basket Stocks or the issuers of the Basket Stocks.

There are potential conflicts of interest between you and the calculation agent.

Our affiliate, UBS Securities LLC will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount of the return paid out to you on the payment date. For a fuller description of the calculation agent’s role, see “Terms of the Warrants — Role of Calculation Agent” on page S-47. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the Basket Stocks has occurred or is continuing on the day when the calculation agent will determine the expiration level for a particular Basket Stock. This determination may, in turn, depend on the calculation agent’s judgment whether the event has materially interfered with UBS’s, or one or more of its affiliates’, ability to unwind their hedge positions. Since these determinations by the calculation agent may affect the market value of the Warrants, the calculation agent may have a conflict of interest if it needs to make any such decision.

Risk Factors

The calculation agent can postpone the determination of the Expiration Level or the cash settlement payment date if a market disruption event occurs on the expiration date.

The determination of the Expiration Level may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the expiration date. If such a postponement occurs, then the calculation agent will instead use the closing level of the particular Basket Stock on the first business day after that day on which no market disruption event occurs or is continuing. In no event, however, will the expiration date for the Warrants be postponed by more than ten business days. As a result, the cash settlement payment date for the Warrants could also be postponed, although not by more than ten business days. If the expiration date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the expiration date. If a market disruption event is occurring on the last possible expiration date, the calculation agent will make a good faith estimate in its sole discretion of the closing level of the particular Basket Stock that would have prevailed in the absence of the market disruption event. See “Terms of the Warrants — Market Disruption Event” on page S-40.

There may be an illiquid trading market in the Warrants — sales in the secondary market may result in significant losses.

You should be willing to hold your Warrants until the expiration date. The Warrants will not be listed or displayed on any securities exchange or any electronic communications network. There may be little or no secondary market for the Warrants. UBS Securities LLC and UBS Financial Services Inc. may make a market for the Warrants, although they are not required to do so, and they may stop any such market making activities at any time. As market makers, trading of the Warrants may cause UBS Securities LLC or UBS Financial Services Inc. to have long or short positions of the Warrants in their inventory. The supply and demand for the Warrants, including inventory positions of market makers, may affect the secondary market price for the Warrants. As a result, if you sell your Warrants before the expiration date, you may have to do so at a discount relative to the theoretical value of the Warrants based on the then prevailing particular Basket level, and, as a result, you may suffer substantial losses.

The inclusion of commissions and compensation in the original issue price is likely to adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates are willing to purchase the Warrants in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price included, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to the Warrants. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

Fluctuations relating to exchange rates may affect the value of your investment.

Fluctuations in exchange rates may affect the value of your investment because the Basket Stocks may be substituted or replaced by a security that is quoted and traded in a foreign currency. Such substitution or replacement of the Basket Stocks by a security issued by a non-U.S. company may occur following certain corporate events affecting the Basket Stocks or following delisting or termination of any Basket Stock (as described under “Terms of the Warrants — Delisting or suspension of trading of the Basket Stocks”).

In recent years, the exchange rates between the U.S. dollar and some other currencies have been highly volatile, and this volatility may continue in the future. Risks relating to exchange rate fluctuations generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the Warrants. Changes in the exchange rate between the

Risk Factors

U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of the foreign stock on non-U.S. securities markets and, as a result, may affect the value of the Warrants.

In addition, foreign exchange rates can either be floating or fixed by sovereign governments. Exchange rates of the currencies used by most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar and to each other. However, from time to time governments and, in the case of countries using the euro, the European Central Bank, may use a variety of techniques, such as intervention by a central bank, the imposition of regulatory controls or taxes or changes in interest rates to influence the exchange rates of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by a devaluation or revaluation of a currency. These governmental actions could change or interfere with currency valuations and currency fluctuations that would otherwise occur in response to economic forces, as well as in response to the movement of currencies across borders. As a consequence, these government actions could adversely affect an investment in the Warrants.

We will not make any adjustment or change in the terms of the Warrants in the event that applicable exchange rates should become fixed, or in the event of any devaluation or revaluation or imposition of exchange or other regulatory controls or taxes, or in the event of other developments affecting the U.S. dollar or any relevant foreign currency.

In some circumstances, the payment you receive on the Warrants may be based on the common stock of a company other than the issuers of the Basket Stocks.

Following certain corporate events relating to the respective issuer of a Basket Stock where such issuer is not the surviving entity, the amount of cash you receive at maturity may be based on the common stock of a successor to the respective Basket Stock issuer, which may include securities issued by a non-U.S. company and quoted and traded in a foreign currency. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Warrants. We describe the specific corporate events that may lead to these adjustments and the procedures for selecting a Successor Basket Stock in the section of this prospectus supplement called “Terms of Warrants — Antidilution Adjustments — Reorganization Events”. The calculation agent will make any such adjustments in its sole discretion to achieve an equitable result.

If a Basket Stock is delisted or trading of the Basket Stock is suspended, the amount of cash you receive at maturity may be based on the security issued by another company (including a security issued by a non-U.S. company) and not the Basket Stock. Such delisting or termination of a Basket Stock and the consequent adjustments may materially and adversely affect the value of the Warrants. We describe such delisting or termination of a Basket Stock and the consequent adjustments in the section of this prospectus supplement called “Delisting or Suspension of Trading of the Basket Stocks”.

The Warrants are not standardized options issued by the Options Clearing Corporation.

The Warrants are not standardized options of the type issued by the OCC, a clearing agency regulated by the SEC. For example, unlike purchasers of OCC standardized options who have the credit benefits of guarantees and margin and collateral deposits by OCC clearing members to protect the OCC from a clearing member’s failure, purchasers of the Warrants must look solely to UBS for performance of its obligations to pay the Cash Settlement Amount, if any, upon expiration of the Warrants. Further, the market for the Warrants is not expected to be as liquid as the market for OCC standardized options.

The Warrants are unsecured contractual obligations of UBS and will rank equally with all of our other unsecured contractual obligations and unsecured and unsubordinated debt.

Risk Factors

Historical performance of the Basket Stocks should not be taken as an indication of its future performance during the term of the Warrants.

It is impossible to predict whether the level of the Basket will rise or fall, and therefore whether you will be entitled to receive a Cash Settlement Amount following the expiration date in the event of an automatic exercise of the Warrants. The price of each Basket Stock will be influenced by complex and interrelated economic, financial, political and other factors.

You have limited antidilution protection

UBS Securities LLC, as calculation agent for the Warrants, will, in its sole discretion, adjust the Stock Adjustment Factor for certain events affecting the Basket Stocks, such as stock splits and stock dividends, and certain other corporate actions involving the Basket Stocks. However, the calculation agent is not required to make an adjustment for every corporate event that can affect the Basket Stocks. For example, the calculation agent is not required to make any adjustments if the issuer of a Basket Stock or anyone else makes a partial tender offer or a partial exchange offer for that Basket Stock. Consequently, this could affect the calculation of the return for any affected Basket Stock and the market value of the Warrants and the amount payable at maturity of your Warrants. You should refer to “Terms of the Warrants— Antidilution Adjustments” on page S-41 for a description of the general circumstances in which the calculation agent will make such adjustments.

The Basket

The call warrants (the “Warrants”) are warrants issued by UBS whose return is linked to the performance of a basket (the “Basket”) from the trade date to the expiration date. The performance of the Basket is based on the performance of the common stock of seventeen companies (each, a “Basket Stock” and together, the “Basket Stocks”). For further information concerning the Basket Stocks, see “The Basket Stocks” beginning on page S-20.

The graph below illustrates the hypothetical historical performance of the Basket from 12/14/2001 to 06/30/2008 if the Basket Level were made equal to 100 on 06/30/2008. The hypothetical historical performance reflects the performance of the Basket based on (i) the historical prices of the Basket Stocks as reported by the Bloomberg Professional® service (“Bloomberg”) and (ii) the Basket weightings indicated in the Indicative Terms. The actual performance of the Basket during the term of the Warrants may be affected by certain adjustments and modifications that the calculation agent may make following corporate actions with respect to any Basket Stock.

All historical prices in this prospectus supplement are derived from publicly available information, and neither UBS AG nor any of its affiliates assumes any responsibilities for the adequacy or accuracy of such historical prices. Neither the hypothetical historical performance of the Basket nor the actual historical prices of the Basket Stocks should be taken as indications of future performance.

The Basket Stocks

Air Products and Chemicals, Inc.

According to publicly available information, Air Products and Chemicals, Inc. (“Air Products”) produces industrial gas and related industrial process equipment. Air Products also produces and markets polymer chemicals, performance chemicals, and chemical intermediates. Air Products recovers and distributes oxygen, nitrogen, argon, hydrogen, carbon monoxide, carbon dioxide, synthesis gas, and helium, as well as medical and specialty gases. Information filed by Air Products with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-4534, or it’s CIK Code: 0000002969. Air Products’ website is http://www.airproducts.com. Air Products’ common stock is listed on the New York Stock Exchange under the ticker symbol “APD.”

Historical Information

The following table sets forth the quarterly high and low closing prices for Air Products’ common stock, based on daily closing prices on the primary exchange for Air Products, as reported by Bloomberg. Air Products’ closing price on June 30, 2008 was $98.86. The actual strike price will be the closing price of Air Products’ common stock on the trade date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2003	3/31/2003	$43.99	$37.49	$41.43
4/1/2003	6/30/2003	$44.06	$40.86	$41.60
7/1/2003	9/30/2003	$48.64	$41.37	$45.10
10/1/2003	12/31/2003	$53.07	$44.50	$52.83
1/2/2004	3/31/2004	$55.00	$47.02	$50.12
4/1/2004	6/30/2004	$52.87	$48.02	$52.45
7/1/2004	9/30/2004	$55.00	$48.78	$54.38
10/1/2004	12/31/2004	$58.87	$52.31	$57.97
1/3/2005	3/31/2005	$65.14	$55.99	$63.29
4/1/2005	6/30/2005	$63.57	$56.07	$60.30
7/1/2005	9/30/2005	$61.23	$54.49	$55.14
10/3/2005	12/30/2005	$61.39	$53.33	$59.19
1/3/2006	3/31/2006	$67.62	$58.34	$67.19
4/3/2006	6/30/2006	$69.23	$59.31	$63.92
7/3/2006	9/29/2006	$68.28	$61.41	$66.37
10/2/2006	12/29/2006	$72.45	$67.02	$70.28
1/3/2007	3/30/2007	$78.37	$69.11	$73.96
4/2/2007	6/29/2007	$82.61	$73.69	$80.37
7/2/2007	9/28/2007	$97.82	$80.38	$97.76
10/1/2007	12/31/2007	$103.08	$92.18	$98.63
1/2/2008	3/31/2008	$97.46	$84.13	$92.00
4/1/2008	6/30/2008	$106.03	$94.59	$98.86

The graph below illustrates the performance of Air Products’ common stock from December 14, 2001 through June 30, 2008, based on information from Bloomberg. Past performance of the underlying stock is not indicative of the future performance of the underlying stock.

The Basket Stocks

The Charles Schwab Corporation

According to publicly available information, The Charles Schwab Corporation (“Charles Schwab”) provides a variety of financial services to individual investors, independent investment managers, retirement plans, and institutions. Charles Schwab provides its services to customers through multiple service channels, including the Internet, a network of branch offices, telephone, and multilingual technologies. Information filed by Charles Schwab with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-9700, or it’s CIK code: 00000316709. Charles Schwab’s website is http://www.schwab.com. Charles Schwab’s common stock is listed on the NASDAQ under ticker symbol “SCHW.”

Historical Information

The following table sets forth the quarterly high and low closing prices for Charles Schwab’s common stock, based on daily closing prices on the primary exchange for Charles Schwab, as reported by Bloomberg. Charles Schwab’s closing price on June 30, 2008 was $20.54. The actual strike price will be the closing price of Charles Schwab’s common stock on the trade date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2003	3/31/2003	$12.38	$6.56	$7.22
4/1/2003	6/30/2003	$11.34	$7.62	$10.09
7/1/2003	9/30/2003	$12.73	$10.01	$11.91
10/1/2003	12/31/2003	$13.98	$10.90	$11.84
1/2/2004	3/31/2004	$13.76	$10.74	$11.61
4/1/2004	6/30/2004	$11.93	$9.05	$9.61
7/1/2004	9/30/2004	$10.03	$8.30	$9.19
10/1/2004	12/31/2004	$12.03	$8.47	$11.96
1/3/2005	3/31/2005	$11.66	$10.01	$10.51
4/1/2005	6/30/2005	$11.83	$9.87	$11.28
7/1/2005	9/30/2005	$14.50	$11.33	$14.43
10/3/2005	12/30/2005	$16.00	$13.04	$14.67
1/3/2006	3/31/2006	$18.13	$14.43	$17.21
4/3/2006	6/30/2006	$18.45	$14.55	$15.98
7/3/2006	9/29/2006	$17.90	$14.26	$17.90
10/2/2006	12/29/2006	$19.36	$16.64	$19.34
1/3/2007	3/30/2007	$20.35	$17.76	$18.29
4/2/2007	6/29/2007	$22.69	$18.86	$20.52
7/2/2007	9/28/2007	$22.48	$17.90	$21.60
10/1/2007	12/31/2007	$25.55	$21.57	$25.55
1/2/2008	3/31/2008	$24.78	$18.04	$18.83
4/1/2008	6/30/2008	$22.78	$18.31	$20.54

The graph below illustrates the performance of Charles Schwab’s common stock from December 14, 2001 through June 30, 2008, based on information from Bloomberg. Past performance of the underlying stock is not indicative of the future performance of the underlying stock.

The Basket Stocks

C.H. Robinson Worldwide, Inc.

According to publicly available information, C.H. Robinson Worldwide, Inc. (“C.H. Robinson”) provides multimodal transportation services and logistics solutions. C.H. Robinson operates a network of offices in the United States, Canada, Mexico, Belgium, the UK, France, Spain, Italy, Poland, Brazil, Argentina, Venezuela, and South Africa. C.H. Robinson provides a variety of logistics services, such as fresh produce sourcing and freight consolidation. Information filed by C.H. Robinson with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-23189, or it’s CIK Code: 0001043277. C.H. Robinson’s website is http://www.chrobinson.com. C.H. Robinson’s common stock is listed on the New York Stock Exchange under the ticker symbol “CHRW.”

Historical Information

The following table sets forth the quarterly high and low closing prices for C.H. Robinson’s common stock, based on daily closing prices on the primary exchange for C.H. Robinson, as reported by Bloomberg. C.H. Robinson’s closing price on June 30, 2008 was $54.84. The actual strike price will be the closing price of C.H. Robinson’s common stock on the trade date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2003	3/31/2003	$17.18	$13.75	$16.35
4/1/2003	6/30/2003	$19.23	$16.38	$17.78
7/1/2003	9/30/2003	$20.45	$17.37	$18.61
10/1/2003	12/31/2003	$21.26	$18.50	$18.96
1/2/2004	3/31/2004	$20.75	$18.62	$20.75
4/1/2004	6/30/2004	$22.92	$19.48	$22.92
7/1/2004	9/30/2004	$23.32	$20.61	$23.20
10/1/2004	12/31/2004	$28.19	$22.97	$27.76
1/3/2005	3/31/2005	$27.70	$25.38	$25.77
4/1/2005	6/30/2005	$29.64	$23.65	$29.10
7/1/2005	9/30/2005	$32.06	$28.99	$32.06
10/3/2005	12/30/2005	$41.48	$30.40	$37.03
1/3/2006	3/31/2006	$49.60	$36.33	$49.09
4/3/2006	6/30/2006	$53.30	$42.80	$53.30
7/3/2006	9/29/2006	$54.79	$42.99	$44.58
10/2/2006	12/29/2006	$45.67	$39.44	$40.89
1/3/2007	3/30/2007	$54.38	$42.89	$47.75
4/2/2007	6/29/2007	$56.76	$47.85	$52.52
7/2/2007	9/28/2007	$55.32	$46.65	$54.29
10/1/2007	12/31/2007	$55.33	$45.17	$54.12
1/2/2008	3/31/2008	$57.85	$47.38	$54.40
4/1/2008	6/30/2008	$67.27	$54.84	$54.84

The graph below illustrates the performance of C.H. Robinson’s common stock from December 14, 2001 through June 30, 2008, based on information from Bloomberg. Past performance of the underlying stock is not indicative of the future performance of the underlying stock.

The Basket Stocks

Colgate-Palmolive Company

According to publicly available information, Colgate-Palmolive Company (“Colgate”) is a consumer products company that markets its products throughout the world. Colgate’s products include toothpaste, toothbrushes, shampoos, deodorants, bar and liquid soaps, dishwashing liquid, and laundry products, among others. Colgate's products are sold under brand names such as Colgate, Palmolive, Mennen, Ajax, and Science Diet. Information filed by Colgate with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-00644, or it’s CIK code: 0000021665. Colgate’s website is http://www.colgate.com. Colgate’s common stock is listed on the New York Stock Exchange under ticker symbol “CL.”

Historical Information

The following table sets forth the quarterly high and low closing prices for Colgate’s common stock, based on daily closing prices on the primary exchange for Colgate, as reported by Bloomberg. Colgate’s closing price on June 30, 2008 was $69.10. The actual strike price will be the closing price of Colgate’s common stock on the trade date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2003	3/31/2003	$55.75	$49.10	$54.44
4/1/2003	6/30/2003	$60.88	$54.52	$57.95
7/1/2003	9/30/2003	$58.31	$53.35	$55.89
10/1/2003	12/31/2003	$58.62	$49.13	$50.05
1/2/2004	3/31/2004	$56.55	$49.62	$55.10
4/1/2004	6/30/2004	$58.92	$53.56	$58.45
7/1/2004	9/30/2004	$58.73	$44.90	$45.18
10/1/2004	12/31/2004	$51.26	$43.06	$51.16
1/3/2005	3/31/2005	$55.20	$48.55	$52.17
4/1/2005	6/30/2005	$53.95	$48.60	$49.91
7/1/2005	9/30/2005	$54.06	$49.55	$52.79
10/3/2005	12/30/2005	$56.39	$51.78	$54.85
1/3/2006	3/31/2006	$58.28	$53.70	$57.10
4/3/2006	6/30/2006	$61.51	$56.26	$59.90
7/3/2006	9/29/2006	$62.57	$58.22	$62.10
10/2/2006	12/29/2006	$66.83	$59.79	$65.24
1/3/2007	3/30/2007	$68.87	$65.10	$66.79
4/2/2007	6/29/2007	$68.15	$64.44	$64.85
7/2/2007	9/28/2007	$71.62	$64.91	$71.32
10/1/2007	12/31/2007	$80.64	$71.38	$77.96
1/2/2008	3/31/2008	$80.98	$73.50	$77.91
4/1/2008	6/30/2008	$78.89	$68.21	$69.10

The graph below illustrates the performance of Colgate’s common stock from December 14, 2001 through June 30, 2008, based on information from Bloomberg. Past performance of the underlying stock is not indicative of the future performance of the underlying stock.

The Basket Stocks

CVS Caremark Corporation

According to publicly available information, CVS Caremark Corporation (“CVS”) operates a chain of drugstores located throughout the United States. The stores offer a wide range of branded and generic drugs, as well as household goods. CVS also operates photo labs at its locations. Information filed by CVS with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-01011, or it’s CIK code: 0000064803. CVS’ website is http://www.cvs.com. CVS’ common stock is listed on the New York Stock Exchange under ticker symbol “CVS.”

Historical Information

The following table sets forth the quarterly high and low closing prices for CVS’s common stock, based on daily closing prices on the primary exchange for CVS, as reported by Bloomberg. CVS’s closing price on June 30, 2008 was $39.57. The actual strike price will be the closing price of CVS’s common stock on the trade date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2003	3/31/2003	$13.34	$11.00	$11.93
4/1/2003	6/30/2003	$14.25	$11.54	$14.02
7/1/2003	9/30/2003	$16.30	$13.72	$15.53
10/1/2003	12/31/2003	$18.73	$15.98	$18.06
1/2/2004	3/31/2004	$19.12	$17.11	$17.65
4/1/2004	6/30/2004	$21.32	$18.23	$21.01
7/1/2004	9/30/2004	$21.82	$19.53	$21.07
10/1/2004	12/31/2004	$23.45	$21.14	$22.54
1/3/2005	3/31/2005	$26.73	$22.56	$26.31
4/1/2005	6/30/2005	$29.54	$25.25	$29.07
7/1/2005	9/30/2005	$31.25	$27.82	$29.01
10/3/2005	12/30/2005	$29.06	$24.38	$26.42
1/3/2006	3/31/2006	$30.57	$26.75	$29.87
4/3/2006	6/30/2006	$31.25	$27.69	$30.70
7/3/2006	9/29/2006	$35.95	$30.10	$32.12
10/2/2006	12/29/2006	$32.15	$27.19	$30.91
1/3/2007	3/30/2007	$34.67	$30.79	$34.14
4/2/2007	6/29/2007	$39.08	$34.57	$36.45
7/2/2007	9/28/2007	$39.63	$35.12	$39.63
10/1/2007	12/31/2007	$42.25	$36.77	$39.75
1/2/2008	3/31/2008	$41.25	$35.49	$40.51
4/1/2008	6/30/2008	$44.12	$39.48	$39.57

The graph below illustrates the performance of CVS’ common stock from December 14, 2001 through June 30, 2008, based on information from Bloomberg. Past performance of the underlying stock is not indicative of the future performance of the underlying stock.

The Basket Stocks

The DirecTV Group, Inc.

According to publicly available information, The DirectTV Group, Inc. (“DirecTV”) provides digital television entertainment in the United States and Latin America. DirecTV acquires, promotes, sells and distributes digital entertainment programming via satellite to residential and commercial subscribers. Information filed by DirecTV with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-31945, or it’s CIK code: 0000944868. DirecTV’s website is http://www.directv.com. DirecTV’s common stock is listed on the NASDAQ under ticker symbol “DTV.”

Historical Information

The following table sets forth the quarterly high and low closing prices for DirecTV’s common stock, based on daily closing prices on the primary exchange for DirecTV, as reported by Bloomberg. DirecTV’s closing price on June 30, 2008 was $25.91. The actual strike price will be the closing price of DirecTV’s common stock on the trade date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2003	3/31/2003	$12.20	$9.64	$11.20
4/1/2003	6/30/2003	$13.55	$10.36	$12.81
7/1/2003	9/30/2003	$14.98	$12.97	$14.31
10/1/2003	12/31/2003	$16.90	$14.35	$16.55
1/2/2004	3/31/2004	$17.69	$15.22	$15.38
4/1/2004	6/30/2004	$18.20	$16.12	$17.10
7/1/2004	9/30/2004	$17.59	$15.87	$17.59
10/1/2004	12/31/2004	$18.10	$15.65	$16.74
1/3/2005	3/31/2005	$16.61	$14.32	$14.42
4/1/2005	6/30/2005	$15.80	$13.95	$15.50
7/1/2005	9/30/2005	$16.61	$14.69	$14.98
10/3/2005	12/30/2005	$14.86	$13.19	$14.12
1/3/2006	3/31/2006	$16.40	$13.48	$16.40
4/3/2006	6/30/2006	$17.85	$15.91	$16.50
7/3/2006	9/29/2006	$19.85	$16.41	$19.68
10/2/2006	12/29/2006	$25.49	$19.85	$24.94
1/3/2007	3/30/2007	$25.43	$21.89	$23.07
4/2/2007	6/29/2007	$24.54	$22.34	$23.11
7/2/2007	9/28/2007	$25.28	$20.96	$24.28
10/1/2007	12/31/2007	$27.12	$23.12	$23.12
1/2/2008	3/31/2008	$26.49	$19.63	$24.79
4/1/2008	6/30/2008	$29.10	$24.26	$25.91

The graph below illustrates the performance of DirecTV’s common stock from December 14, 2001 through June 30, 2008, based on information from Bloomberg. Past performance of the underlying stock is not indicative of the future performance of the underlying stock.

The Basket Stocks

Duke Energy Corporation

According to publicly available information, Duke Energy Corporation (“Duke”) is a diversified multinational energy company with an integrated network of energy assets and expertise. Duke manages a portfolio of natural gas and electric supply, delivery, and trading businesses. Information filed by Duke with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-32853, or it’s CIK Code: 000136160. Duke’s website is http://www.duke-energy.com. Duke’s common stock is listed on the New York Stock Exchange under the ticker symbol “DUK.”

Historical Information

The following table sets forth the quarterly high and low closing prices for Duke’s common stock, based on daily closing prices on the primary exchange for Duke, as reported by Bloomberg. Duke’s closing price on June 30, 2008 was 17.38. The actual strike price will be the closing price of Duke’s common stock on the trade date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2003	3/31/2003	$12.43	$7.17	$8.47
4/1/2003	6/30/2003	$11.93	$8.01	$11.62
7/1/2003	9/30/2003	$11.41	$9.87	$10.37
10/1/2003	12/31/2003	$12.10	$9.98	$11.91
1/2/2004	3/31/2004	$13.16	$11.66	$13.16
4/1/2004	6/30/2004	$13.19	$11.11	$11.81
7/1/2004	9/30/2004	$13.33	$11.84	$13.33
10/1/2004	12/31/2004	$15.17	$13.46	$14.75
1/3/2005	3/31/2005	$16.37	$14.33	$16.31
4/1/2005	6/30/2005	$17.33	$16.00	$17.31
7/1/2005	9/30/2005	$17.62	$16.26	$16.98
10/3/2005	12/30/2005	$16.93	$14.65	$15.98
1/3/2006	3/31/2006	$17.22	$16.07	$16.97
4/3/2006	6/30/2006	$17.29	$15.86	$17.10
7/3/2006	9/29/2006	$17.94	$16.92	$17.58
10/2/2006	12/29/2006	$19.71	$17.80	$19.34
1/3/2007	3/30/2007	$20.47	$18.56	$20.29
4/2/2007	6/29/2007	$21.00	$18.21	$18.30
7/2/2007	9/28/2007	$19.54	$17.03	$18.69
10/1/2007	12/31/2007	$20.66	$18.41	$20.17
1/2/2008	3/31/2008	$20.47	$17.12	$17.85
4/1/2008	6/30/2008	$18.99	$17.07	$17.38

The graph below illustrates the performance of Duke’s common stock from December 14, 2001 through June 30, 2008, based on information from Bloomberg. Past performance of the underlying stock is not indicative of the future performance of the underlying stock.

The Basket Stocks

The Hartford Financial Services Group, Inc.

According to publicly available information, The Hartford Financial Services Group, Inc. (“Hartford”) provides a range of insurance products. Hartford's products include property and casualty insurance, annuities, life insurance, investment services, and group insurance. Hartford operates around the world. Information filed by Hartford with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-13958, or it’s CIK code: 0000874766. Hartford’s website is http://www.thehartford.com. Hartford’s common stock is listed on the New York Stock Exchange under ticker symbol “HIG.”

Historical Information

The following table sets forth the quarterly high and low closing prices for Hartford’s common stock, based on daily closing prices on the primary exchange for Hartford, as reported by Bloomberg. Hartford’s closing price on June 30, 2008 was $64.57. The actual strike price will be the closing price of Hartford’s common stock on the trade date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2003	3/31/2003	$48.71	$32.30	$35.29
4/1/2003	6/30/2003	$51.84	$36.18	$50.36
7/1/2003	9/30/2003	$55.75	$49.88	$52.63
10/1/2003	12/31/2003	$59.03	$53.10	$59.03
1/2/2004	3/31/2004	$66.51	$58.98	$63.70
4/1/2004	6/30/2004	$68.74	$61.08	$68.74
7/1/2004	9/30/2004	$68.35	$58.54	$61.93
10/1/2004	12/31/2004	$69.31	$53.29	$69.31
1/3/2005	3/31/2005	$73.76	$66.06	$68.56
4/1/2005	6/30/2005	$77.26	$65.51	$74.78
7/1/2005	9/30/2005	$81.89	$73.05	$77.17
10/3/2005	12/30/2005	$89.00	$73.75	$85.89
1/3/2006	3/31/2006	$88.83	$79.24	$80.55
4/3/2006	6/30/2006	$92.22	$80.63	$84.60
7/3/2006	9/29/2006	$87.84	$79.86	$86.75
10/2/2006	12/29/2006	$93.61	$84.73	$93.31
1/3/2007	3/30/2007	$97.75	$90.77	$95.58
4/2/2007	6/29/2007	$106.02	$96.25	$98.51
7/2/2007	9/28/2007	$99.87	$85.44	$92.55
10/1/2007	12/31/2007	$98.56	$84.67	$87.19
1/2/2008	3/31/2008	$84.93	$66.05	$75.77
4/1/2008	6/30/2008	$79.13	$64.57	$64.57

The graph below illustrates the performance of Hartford’s common stock from December 14, 2001 through June 30, 2008, based on information from Bloomberg. Past performance of the underlying stock is not indicative of the future performance of the underlying stock.

The Basket Stocks

Kimberly-Clark Corporation

According to publicly available information, Kimberly-Clark Corporation (“Kimberly-Clark”) engages in the manufacture and marketing of health and hygiene products worldwide. It operates in four segments: Personal Care, Consumer Tissue, K-C Professional & Other, and Health Care. Information filed by Kimberly-Clark with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-00225, or its CIK Code: 0000055785. Kimberly-Clark’s website is http://www.kimberly-clark.com. Kimberly-Clark’s common stock is listed on the NYSE under the ticker symbol “KMB.”

Historical Information

The following table sets forth the quarterly high and low closing prices for Kimberly-Clark’s common stock, based on daily closing prices on the primary exchange for Kimberly-Clark, as reported by Bloomberg. Kimberly-Clark’s closing price on June 30, 2008 was $59.78. The actual strike price will be the closing price of Kimberly-Clark’s common stock on the trade date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2003	3/31/2003	$46.94	$42.66	$44.70
4/1/2003	6/30/2003	$53.37	$44.78	$51.26
7/1/2003	9/30/2003	$51.81	$46.58	$50.46
10/1/2003	12/31/2003	$58.10	$50.16	$58.10
1/2/2004	3/31/2004	$63.94	$55.52	$62.04
4/1/2004	6/30/2004	$65.31	$61.61	$64.77
7/1/2004	9/30/2004	$66.98	$61.59	$63.50
10/1/2004	12/31/2004	$66.04	$58.04	$65.81
1/3/2005	3/31/2005	$68.15	$63.47	$65.73
4/1/2005	6/30/2005	$66.64	$61.53	$62.59
7/1/2005	9/30/2005	$64.38	$59.15	$59.53
10/3/2005	12/30/2005	$60.60	$55.97	$59.65
1/3/2006	3/31/2006	$61.41	$56.66	$57.80
4/3/2006	6/30/2006	$62.04	$57.09	$61.70
7/3/2006	9/29/2006	$65.58	$59.07	$65.36
10/2/2006	12/29/2006	$68.13	$65.33	$67.95
1/3/2007	3/30/2007	$70.00	$66.54	$68.49
4/2/2007	6/29/2007	$71.98	$66.60	$66.89
7/2/2007	9/28/2007	$70.55	$65.76	$70.26
10/1/2007	12/31/2007	$70.89	$67.14	$69.34
1/2/2008	3/31/2008	$69.50	$62.99	$64.55
4/1/2008	6/30/2008	$65.57	$59.78	$59.78

The graph below illustrates the performance of Kimberly-Clark’s common stock from December 14, 2001 through June 30, 2008, based on information from Bloomberg. Past performance of the underlying stock is not indicative of the future performance of the underlying stock.

The Basket Stocks

Lehman Brothers Holdings, Inc.

According to publicly available information, Lehman Brothers Holdings Inc. (“Lehman Brothers”) is an investment banking firm. Lehman Brothers' activities include capital raising for clients through securities underwriting and direct placements, corporate finance, merchant banking, securities sales and trading, research services and private client services. Lehman Brothers operates worldwide. Information filed by Lehman Brothers with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-9466, or it’s CIK Code: 0000806085. Lehman Brothers’ website is http://www.lehman.com. Lehman Brothers’ common stock is listed on the New York Stock Exchange under the ticker symbol “LEH.”

Historical Information

The following table sets forth the quarterly high and low closing prices for Lehman Brothers’ common stock, based on daily closing prices on the primary exchange for Lehman Brothers, as reported by Bloomberg. Lehman Brothers’ closing price on June 30, 2008 was $19.81. The actual strike price will be the closing price of Lehman Brothers’ common stock on the trade date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2003	3/31/2003	$30.23	$25.19	$28.88
4/1/2003	6/30/2003	$37.94	$29.81	$33.24
7/1/2003	9/30/2003	$35.45	$30.40	$34.54
10/1/2003	12/31/2003	$38.62	$34.25	$38.61
1/2/2004	3/31/2004	$44.75	$38.61	$41.44
4/1/2004	6/30/2004	$42.08	$35.62	$37.63
7/1/2004	9/30/2004	$40.10	$33.83	$39.86
10/1/2004	12/31/2004	$43.95	$39.15	$43.74
1/3/2005	3/31/2005	$48.10	$43.18	$47.08
4/1/2005	6/30/2005	$49.64	$43.78	$49.64
7/1/2005	9/30/2005	$58.47	$49.47	$58.24
10/3/2005	12/30/2005	$66.42	$53.09	$64.09
1/3/2006	3/31/2006	$74.36	$64.33	$72.27
4/3/2006	6/30/2006	$78.01	$59.42	$65.15
7/3/2006	9/29/2006	$74.55	$59.97	$73.86
10/2/2006	12/29/2006	$78.65	$71.39	$78.12
1/3/2007	3/30/2007	$85.80	$69.16	$70.07
4/2/2007	6/29/2007	$81.30	$71.11	$74.52
7/2/2007	9/28/2007	$74.86	$51.57	$61.73
10/1/2007	12/31/2007	$65.65	$55.96	$65.44
1/2/2008	3/31/2008	$66.00	$31.75	$37.64
4/1/2008	6/30/2008	$47.52	$19.81	$19.81
*	As of the date of this prospectus supplement available information for the second calendar quarter of 2008 includes data for the period from April 1, 2008 through June 17, 2008.

The graph below illustrates the performance of Lehman Brothers’ common stock from December 14, 2001 through June 30, 2008, based on information from Bloomberg. Past performance of the underlying stock is not indicative of the future performance of the underlying stock.

The Basket Stocks

The McGraw-Hill Companies, Inc.

According to publicly available information, The McGraw-Hill Companies, Inc. (“McGraw-Hill”) is a global information services provider. McGraw-Hill operates in the finance, business, education, construction, medical and health, aerospace, and defense markets. McGraw-Hill uses a variety of media, including books, magazines, newsletters, software, on-line data services, CD-ROMs, facsimile, and television broadcasting. Information filed by McGraw-Hill with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-1023, or it’s CIK code: 0000064040. McGraw-Hill’s website is http://www.mcgraw-hill.com. McGraw-Hill’s common stock is listed on the New York Stock Exchange under ticker symbol “MHP.”

Historical Information

The following table sets forth the quarterly high and low closing prices for McGraw-Hill’s common stock, based on daily closing prices on the primary exchange for McGraw-Hill, as reported by Bloomberg. McGraw-Hill’s closing price on June 30, 2008 was $40.12. The actual strike price will be the closing price of McGraw-Hill’s common stock on the trade date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2003	3/31/2003	$31.07	$26.25	$27.80
4/1/2003	6/30/2003	$32.74	$28.26	$31.00
7/1/2003	9/30/2003	$32.00	$29.43	$31.07
10/1/2003	12/31/2003	$34.96	$31.43	$34.96
1/2/2004	3/31/2004	$40.06	$34.75	$38.07
4/1/2004	6/30/2004	$40.38	$37.83	$38.29
7/1/2004	9/30/2004	$39.85	$36.55	$39.85
10/1/2004	12/31/2004	$45.93	$39.55	$45.77
1/3/2005	3/31/2005	$47.96	$43.02	$43.63
4/1/2005	6/30/2005	$45.61	$40.56	$44.25
7/1/2005	9/30/2005	$48.55	$43.13	$48.04
10/3/2005	12/30/2005	$53.52	$45.88	$51.63
1/3/2006	3/31/2006	$59.05	$47.06	$57.62
4/3/2006	6/30/2006	$58.68	$48.66	$50.23
7/3/2006	9/29/2006	$58.03	$48.77	$58.03
10/2/2006	12/29/2006	$69.10	$58.10	$68.02
1/3/2007	3/30/2007	$69.74	$61.86	$62.88
4/2/2007	6/29/2007	$71.96	$60.91	$68.08
7/2/2007	9/28/2007	$68.17	$47.73	$50.91
10/1/2007	12/31/2007	$54.39	$41.97	$43.81
1/2/2008	3/31/2008	$44.06	$35.20	$36.95
4/1/2008	6/30/2008	$45.10	$36.46	$40.12

The graph below illustrates the performance of McGraw-Hill’s common stock from December 14, 2001 through June 30, 2008, based on information from Bloomberg. Past performance of the underlying stock is not indicative of the future performance of the underlying stock.

The Basket Stocks

Microsoft Corporation

According to publicly available information, Microsoft Corporation (“Microsoft”) develops, manufactures, licenses, sells, and supports application software products. Microsoft offers operating system software, server application software, business and consumer applications software, software development tools, and Internet and intranet software. Microsoft also develops the MSN network of Internet products and services. Information filed by Microsoft with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-14278, or it’s CIK Code: 0000789019. Microsoft’s website is http://www.microsoft.com. Microsoft’s common stock is listed on the New York Stock Exchange under the ticker symbol “MSFT.”

Historical Information

The following table sets forth the quarterly high and low closing prices for Microsoft’s common stock, based on daily closing prices on the primary exchange for Microsoft, as reported by Bloomberg. Microsoft’s closing price on June 30, 2008 was $27.51. The actual strike price will be the closing price of Microsoft’s common stock on the trade date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2003	3/31/2003	$28.49	$22.80	$24.21
4/1/2003	6/30/2003	$26.37	$23.70	$25.61
7/1/2003	9/30/2003	$29.95	$25.54	$27.79
10/1/2003	12/31/2003	$29.34	$25.09	$27.54
1/2/2004	3/31/2004	$28.81	$24.14	$24.97
4/1/2004	6/30/2004	$28.56	$25.13	$28.56
7/1/2004	9/30/2004	$29.05	$26.88	$27.65
10/1/2004	12/31/2004	$30.00	$26.52	$26.71
1/3/2005	3/31/2005	$26.84	$23.92	$24.17
4/1/2005	6/30/2005	$26.06	$24.32	$24.84
7/1/2005	9/30/2005	$27.76	$24.66	$25.73
10/3/2005	12/30/2005	$28.18	$24.31	$26.15
1/3/2006	3/31/2006	$28.15	$26.28	$27.21
4/3/2006	6/30/2006	$27.74	$21.51	$23.30
7/3/2006	9/29/2006	$27.45	$22.25	$27.33
10/2/2006	12/29/2006	$30.19	$27.54	$29.86
1/3/2007	3/30/2007	$31.21	$26.72	$27.87
4/2/2007	6/29/2007	$31.11	$28.11	$29.47
7/2/2007	9/28/2007	$31.51	$27.81	$29.46
10/1/2007	12/31/2007	$37.06	$29.47	$35.60
1/2/2008	3/31/2008	$35.37	$26.99	$28.38
4/1/2008	6/30/2008	$31.65	$27.12	$27.51

The graph below illustrates the performance of Microsoft’s common stock from December 14, 2001 through June 30, 2008, based on information from Bloomberg. Past performance of the underlying stock is not indicative of the future performance of the underlying stock.

The Basket Stocks

Praxair, Inc.

According to publicly available information, Praxair, Inc. (“Praxair”) engages in the production, sale, and distribution of industrial gases worldwide. Its primary products include atmospheric gases, such as oxygen, nitrogen, argon, and rare gases; and process gases, such as carbon dioxide, helium, hydrogen, electronic gases, specialty gases, and acetylene. Information filed by Praxair with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-11037, or its CIK Code: 0000884905. Praxair’s website is http://www.praxair.com. Praxair’s common stock is listed on the NYSE under the ticker symbol “PX.”

Historical Information

The following table sets forth the quarterly high and low closing prices for Praxair’s common stock, based on daily closing prices on the primary exchange for Praxair, as reported by Bloomberg. Praxair’s closing price on June 30, 2008 was $94.24. The actual strike price will be the closing price of Praxair’s common stock on the trade date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2003	3/31/2003	$30.00	$25.33	$28.18
4/1/2003	6/30/2003	$31.87	$28.15	$30.05
7/1/2003	9/30/2003	$32.63	$30.15	$30.98
10/1/2003	12/31/2003	$38.20	$31.64	$38.20
1/2/2004	3/31/2004	$38.76	$34.70	$37.12
4/1/2004	6/30/2004	$39.91	$34.93	$39.91
7/1/2004	9/30/2004	$42.74	$37.66	$42.74
10/1/2004	12/31/2004	$45.97	$41.44	$44.15
1/3/2005	3/31/2005	$48.31	$41.07	$47.86
4/1/2005	6/30/2005	$49.12	$43.87	$46.60
7/1/2005	9/30/2005	$51.51	$46.00	$47.93
10/3/2005	12/30/2005	$54.08	$46.38	$52.96
1/3/2006	3/31/2006	$56.83	$50.95	$55.15
4/3/2006	6/30/2006	$57.10	$51.12	$54.00
7/3/2006	9/29/2006	$59.94	$51.96	$59.16
10/2/2006	12/29/2006	$63.54	$58.05	$59.33
1/3/2007	3/30/2007	$64.83	$58.99	$62.96
4/2/2007	6/29/2007	$73.80	$62.69	$71.99
7/2/2007	9/28/2007	$83.76	$69.60	$83.76
10/1/2007	12/31/2007	$91.75	$79.02	$88.71
1/2/2008	3/31/2008	$89.04	$74.89	$84.23
4/1/2008	6/30/2008	$99.50	$86.17	$94.24

The graph below illustrates the performance of Praxair’s common stock from December 14, 2001 through June 30, 2008, based on information from Bloomberg. Past performance of the underlying stock is not indicative of the future performance of the underlying stock.

The Basket Stocks

Prudential Financial, Inc.

According to publicly available information, Prudential Financial, Inc. (“Prudential”) provides financial services throughout the United States and several locations worldwide. Prudential offers a variety of products and services, including life insurance, mutual funds, annuities, pension and retirement related services and administration, asset management, securities brokerage, real estate brokerage, and relocation services. Information filed by Prudential with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-16707, or it’s CIK Code: 0001137774. Prudential’s website is http://www.prudential.com. Prudential’s common stock is listed on the New York Stock Exchange under the ticker symbol “PRU.”

Historical Information

The following table sets forth the quarterly high and low closing prices for Prudential’s common stock, based on daily closing prices on the primary exchange for Prudential, as reported by Bloomberg. Prudential’s closing price on June 30, 2008 was $59.74. The actual strike price will be the closing price of Prudential’s common stock on the trade date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2003	3/31/2003	$33.93	$27.56	$29.25
4/1/2003	6/30/2003	$34.50	$29.84	$33.65
7/1/2003	9/30/2003	$38.06	$34.62	$37.36
10/1/2003	12/31/2003	$42.19	$36.60	$41.77
1/2/2004	3/31/2004	$48.11	$41.62	$44.78
4/1/2004	6/30/2004	$46.47	$41.05	$46.47
7/1/2004	9/30/2004	$48.10	$44.30	$47.04
10/1/2004	12/31/2004	$55.09	$42.87	$54.96
1/3/2005	3/31/2005	$59.32	$52.62	$57.40
4/1/2005	6/30/2005	$66.30	$55.23	$65.66
7/1/2005	9/30/2005	$68.30	$63.09	$67.56
10/3/2005	12/30/2005	$77.96	$63.27	$73.19
1/3/2006	3/31/2006	$77.48	$73.19	$75.81
4/3/2006	6/30/2006	$78.89	$74.43	$77.70
7/3/2006	9/29/2006	$79.06	$71.47	$76.25
10/2/2006	12/29/2006	$86.84	$76.32	$85.86
1/3/2007	3/30/2007	$93.10	$85.69	$90.26
4/2/2007	6/29/2007	$103.17	$91.35	$97.23
7/2/2007	9/28/2007	$98.71	$84.28	$97.58
10/1/2007	12/31/2007	$101.09	$89.46	$93.04
1/2/2008	3/31/2008	$91.36	$67.36	$78.25
4/1/2008	6/30/2008	$82.21	$59.74	$59.74

The graph below illustrates the performance of Prudential’s common stock from December 14, 2001 through June 30, 2008, based on information from Bloomberg. Past performance of the underlying stock is not indicative of the future performance of the underlying stock.

The Basket Stocks

Symantec Corporation

According to publicly available information, Symantec Corporation (“Symantec”) provides Internet security technology. Symantec offers a variety of content security solutions to individuals and companies. Symantec offers a variety of content security solutions to individuals and companies. Solutions for enterprise customers include anti-virus protection, Internet content and e-mail filtering, and mobile code detection technologies. Information filed by Symantec with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-17781, or it’s CIK Code: 0000849399. Symantec’s website is http://www.symantec.com. Symantec’s common stock is listed on the New York Stock Exchange under the ticker symbol “SYMC.”

Historical Information

The following table sets forth the quarterly high and low closing prices for Symantec’s common stock, based on daily closing prices on the primary exchange for Symantec, as reported by Bloomberg. Symantec’s closing price on June 30, 2008 was $19.35. The actual strike price will be the closing price of Symantec’s common stock on the trade date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2003	3/31/2003	$11.98	$9.77	$9.80
4/1/2003	6/30/2003	$12.20	$9.41	$10.97
7/1/2003	9/30/2003	$16.46	$10.65	$15.76
10/1/2003	12/31/2003	$17.39	$14.85	$17.33
1/2/2004	3/31/2004	$23.63	$17.41	$23.15
4/1/2004	6/30/2004	$24.63	$20.01	$21.89
7/1/2004	9/30/2004	$27.44	$20.26	$27.44
10/1/2004	12/31/2004	$33.48	$24.04	$25.76
1/3/2005	3/31/2005	$26.20	$20.08	$21.33
4/1/2005	6/30/2005	$22.68	$18.23	$21.74
7/1/2005	9/30/2005	$24.34	$20.01	$22.66
10/3/2005	12/30/2005	$24.00	$16.61	$17.50
1/3/2006	3/31/2006	$19.67	$15.49	$16.83
4/3/2006	6/30/2006	$17.81	$15.16	$15.54
7/3/2006	9/29/2006	$21.33	$14.89	$21.28
10/2/2006	12/29/2006	$21.91	$18.82	$20.85
1/3/2007	3/30/2007	$21.66	$16.41	$17.30
4/2/2007	6/29/2007	$20.51	$16.85	$20.20
7/2/2007	9/28/2007	$20.15	$17.49	$19.38
10/1/2007	12/31/2007	$21.16	$16.05	$16.14
1/2/2008	3/31/2008	$18.66	$15.02	$16.62
4/1/2008	6/30/2008	$21.73	$16.87	$19.35

The graph below illustrates the performance of Symantec’s common stock from December 14, 2001 through June 30, 2008, based on information from Bloomberg. Past performance of the underlying stock is not indicative of the future performance of the underlying stock.

The Basket Stocks

The Travelers Companies, Inc.

According to publicly available information, The Travelers Companies, Inc. (“Travelers”) provides commercial property casualty insurance and asset management services. Travelers underwrites homeowners and auto insurance through independent agents. Information filed by Travelers with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-10898, or it’s CIK Code: 0000086312. Travelers’ website is http://www.travelers.com. Travelers’ common stock is listed on the New York Stock Exchange under the ticker symbol “TRV.”

Historical Information

The following table sets forth the quarterly high and low closing prices for Travelers’ common stock, based on daily closing prices on the primary exchange for Travelers, as reported by Bloomberg. Travelers’ closing price on June 30, 2008 was $43.40. The actual strike price will be the closing price of Travelers’ common stock on the trade date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2003	3/31/2003	$36.66	$29.33	$31.80
4/1/2003	6/30/2003	$38.02	$32.32	$36.51
7/1/2003	9/30/2003	$38.49	$34.30	$37.03
10/1/2003	12/31/2003	$39.65	$35.15	$39.65
1/2/2004	3/31/2004	$43.35	$39.20	$40.01
4/1/2004	6/30/2004	$42.99	$39.18	$40.54
7/1/2004	9/30/2004	$39.70	$32.53	$33.06
10/1/2004	12/31/2004	$37.54	$30.99	$37.07
1/3/2005	3/31/2005	$39.40	$35.36	$36.73
4/1/2005	6/30/2005	$39.87	$33.71	$39.53
7/1/2005	9/30/2005	$45.14	$40.03	$44.87
10/3/2005	12/30/2005	$46.70	$41.37	$44.67
1/3/2006	3/31/2006	$47.65	$40.75	$41.79
4/3/2006	6/30/2006	$45.86	$41.02	$44.58
7/3/2006	9/29/2006	$47.39	$42.62	$46.89
10/2/2006	12/29/2006	$54.23	$47.64	$53.69
1/3/2007	3/30/2007	$53.74	$49.59	$51.77
4/2/2007	6/29/2007	$56.76	$52.38	$53.50
7/2/2007	9/28/2007	$55.01	$48.38	$50.34
10/1/2007	12/31/2007	$55.18	$50.05	$53.80
1/2/2008	3/31/2008	$53.06	$44.92	$47.85
4/1/2008	6/30/2008	$52.15	$43.40	$43.40

The graph below illustrates the performance of Travelers’ common stock from December 14, 2001 through June 30, 2008, based on information from Bloomberg. Past performance of the underlying stock is not indicative of the future performance of the underlying stock.

The Basket Stocks

Wal-Mart Stores, Inc.

According to publicly available information, Wal-Mart Stores, Inc. (“Wal-Mart”) operates discount stores and superights. Wal-Mart's discount stores and superights offer merchandise such as apparel, housewares, small appliances, electronics, and hardware. Wal-Mart operates in the United States, Canada, Argentina, Brazil, Mexico, United Kingdom, and Puerto Rico. Information filed by Wal-Mart with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-6991, or it’s CIK code: 00000104169. Wal-Mart’s website is http://www.walmartstores.com. Wal-Mart’s common stock is listed on the New York Stock Exchange under ticker symbol “WMT.”

Historical Information

The following table sets forth the quarterly high and low closing prices for Wal-Mart’s common stock, based on daily closing prices on the primary exchange for Wal-Mart, as reported by Bloomberg. Wal-Mart’s closing price on June 30, 2008 was $56.20. The actual strike price will be the closing price of Wal-Mart’s common stock on the trade date.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/2/2003	3/31/2003	$54.67	$46.74	$52.03
4/1/2003	6/30/2003	$56.70	$52.00	$53.67
7/1/2003	9/30/2003	$60.08	$54.96	$55.85
10/1/2003	12/31/2003	$59.39	$50.74	$53.05
1/2/2004	3/31/2004	$61.05	$52.12	$59.69
4/1/2004	6/30/2004	$59.02	$51.75	$52.76
7/1/2004	9/30/2004	$54.97	$51.33	$53.20
10/1/2004	12/31/2004	$57.70	$51.99	$52.82
1/3/2005	3/31/2005	$54.49	$48.99	$50.11
4/1/2005	6/30/2005	$49.85	$46.81	$48.20
7/1/2005	9/30/2005	$50.51	$42.49	$43.82
10/3/2005	12/30/2005	$50.57	$43.50	$46.80
1/3/2006	3/31/2006	$48.54	$44.74	$47.24
4/3/2006	6/30/2006	$49.65	$45.03	$48.17
7/3/2006	9/29/2006	$49.81	$43.02	$49.32
10/2/2006	12/29/2006	$51.75	$45.54	$46.18
1/3/2007	3/30/2007	$50.26	$45.73	$46.95
4/2/2007	6/29/2007	$51.21	$46.33	$48.11
7/2/2007	9/28/2007	$49.15	$42.27	$43.65
10/1/2007	12/31/2007	$49.43	$42.90	$47.53
1/2/2008	3/31/2008	$53.62	$45.72	$52.68
4/1/2008	6/30/2008	$59.80	$54.14	$56.20

The graph below illustrates the performance of Wal-Mart’s common stock from December 14, 2001 through June 30, 2008, based on information from Bloomberg. Past performance of the underlying stock is not indicative of the future performance of the underlying stock.

Valuation of the Warrants

Upon expiration.  The Cash Settlement Amount you receive on the cash settlement payment date, if any, is based on the change in the level of the Basket on the trade date (the “Strike Level”) relative to the expiration date (the “Expiration Level”), as described below.

➢	If the Expiration Level is equal to or less than the Strike Level, the Warrants will not be exercised and will expire worthless on the expiration date.
➢	If the Expiration Level is greater than the Strike Level, the Warrants will be automatically exercised, and you will receive a Cash Settlement Amount per Warrant equal to:

Cash Settlement Amount = Notional Amount × Basket Return

The Basket Return must be greater than the Warrant Premium for you to receive a Cash Settlement Amount that is greater that the issue price. If the Basket Return is positive but less than the Warrant Premium, you will lose part of your investment in the Warrants.

For a description of how the Cash Settlement Amount will be calculated, see “Summary Description of Some of the Key Features of the Warrants — If the Warrants are automatically exercised, what are the steps to calculate the Cash Settlement Amount?” on page S-5 and “Terms of the Warrants — Payment to Holders of the Warrants in the Event of Automatic Exercise” on page S-39.

Prior to expiration.  The market value of the Warrants will be affected by several factors many of which are beyond our control. We expect that generally the level of the Basket on any day will affect the market value of the Warrants more than any other factor. Other factors that may influence the market value of the Warrants include, but are not limited to, the time remaining to the expiration date, supply and demand for the Warrants, the volatility of the Basket Stocks, the market price of the Basket Stocks, economic, financial, political, regulatory, or judicial events that affect the level of the Basket or the market price of the Basket Stocks, as well as the perceived creditworthiness of UBS. See “Risk Factors” beginning on page S-12 for a discussion of the factors that may influence the market value of the Warrants prior to the cash settlement payment date.

Terms of the Warrants

In this section, references to “holders” mean those who own the Warrants registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Warrants registered in street name or in the Warrants issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Warrants should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The Warrants are part of a series that we may issue, from time to time, under the warrant indenture or warrant agreement more particularly described in the accompanying prospectus. This prospectus supplement summarizes specific financial and other terms that apply to the Warrants. Terms that apply generally to all Warrants are described in “Description of Warrants We May Offer” in the accompanying prospectus. The terms described herein (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Warrants. If you have purchased the Warrants in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Warrants in more detail below.

Currency

Amounts that become due and payable on your warrants will be payable in U.S. dollars.

Form of Warrants

The Warrants will be issued in global form only. U.S. Bank Trust National Association, as the trustee (the “trustee”), will keep a register at its principal office, currently located at 100 Wall Street, Suite 1600, New York, New York 10005, on which shall be entered the name and address of each holder of the Warrants, the number and type of Warrants held by such holder and details of all transfers of Warrants. Each person shown in the register will be referred to as a “holder” and will (except as otherwise required by law) be treated as absolute owner of the relevant Warrants for all purposes (regardless of any notice of ownership, or any interest in it, any writing on it, or its theft or loss), and no person will be liable for so treating such person.

Coupon

We will not pay you interest during the term of the Warrants.

Denominations

Your minimum investment is 100 Warrants at a principal amount at $10 per Warrant (for a total minimum purchase of $1,000). Purchases in excess of the minimum amount may be made in integrals of one Warrant at a principal amount of $10 per Warrant. Purchases and sales made in the secondary market are not subject to the minimum investment of 100 Warrants.

Exercise of Warrants; Worthless Expiration

The Warrants are not exercisable at the option of the holder. The Warrants will be automatically exercised or will expire worthless on the expiration date. The Warrants will:

➢	Expire Worthless: If the Expiration Level is equal to or less than the Strike Level; or
➢	Automatically be Exercised: If the Expiration Level is greater than the Strike Level.

Terms of the Warrants

If the Warrants are automatically exercised, you will receive a Cash Settlement Amount as described below.

Payment to Holders of the Warrants in the Event of Automatic Exercise — Cash Settlement Amount

The Warrants are call warrants linked to the performance of the Basket, meaning that the economic return a holder of the Warrants receives is a function of the extent to which the level of the Basket increases from the trade date to the expiration date. The Warrants will entitle you to receive the Cash Settlement Amount if the Warrants are automatically exercised. The Warrants will be automatically exercised or expire worthless on the expiration date. If the Warrants are exercised, the Cash Settlement Amount you receive, if any, will be based on the Expiration Level relative to the Strike Level, as described below:

➢	If the Expiration Level is equal to or less than the Strike Level, the Warrants will not be exercised and will expire worthless on the expiration date.

If the Expiration Level is equal to or less than the Strike Level, the Warrants will expire worthless, which means you will lose your entire investment and will not receive any cash payment upon expiration.

➢	If the Expiration Level is greater than the Strike Level, the Warrants will be automatically exercised, and we will pay the Cash Settlement Amount on or around the cash settlement payment date. The Cash Settlement Amount is based on the change in the level of the Basket as measured from the trade date to the expiration date.

The Basket Return must be greater than the Warrant Premium for you to receive a Cash Settlement Amount that is greater than the issue price. If the Basket Return is positive but less than the Warrant Premium, you will lose part of your investment in the Warrants.

You could lose some or all of your investment in the Warrants if the level of the Basket does not increase at all or does not increase by a sufficient amount over the term of the Warrants. See “Risk Factors” beginning on page S-12.

For purposes of this section, the following terms shall have the meanings set forth below:

The Basket Return and the Notional Amount will be used to calculate the Cash Settlement Amount if the Warrants are automatically exercised. The Cash Settlement Amount per Warrant is calculated as follows:

Cash Settlement Amount = Notional Amount × Basket Return

The “Issue Price” is $10 per Warrant.

The “Warrant Premium” will be between 22.00% and 24.00% (to be determined on the trade date).

The “Notional Amount” will be between $41.67 and $45.45 per Warrant (equal to the issue price divided by the Warrant Premium).

On the trade date, we will determine the Warrant Premium and the Notional Amount, which will be set forth in the final prospectus supplement.

The “Basket Return” measures the change in the level of the Basket based on the Expiration Level relative to the Strike Level and is calculated as follows:

Basket Return  =
Expiration Level – Strike Level

Strike Level;

Terms of the Warrants

The “Strike Level” will equal the closing level of the Basket on the trade date. With respect to the Basket Stocks, the starting level for each will be based on the closing price of that Basket Stock on its primary exchange as of the trade date.

The “Expiration Level” will equal the closing level of the Basket on the expiration date, and will be calculated as follows:

100 × [1 + (5.89% x Air Products Return) + (5.89% × Charles Schwab Return) +
(5.89% × C.H. Robinson Return) + (5.89% × Colgate Return) +
(5.88% × CVS Return) + (5.88% × DirecTV Return) +
(5.88% × Duke Return) + (5.88% × Hartford Return) +
(5.88% × Kimberly-Clark Return) + (5.88% × Lehman Return) +
(5.88% × McGraw-Hill Return) + (5.88% × Microsoft Return) +
(5.88% × Praxair Return) + (5.88% × Prudential Return) +
(5.88% × Symantec Return) + (5.88% × Travelers Return) + (5.88% × Wal-Mart Return)]

Expiration Date

We currently expect the expiration date to be on or about July 25, 2011, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the expiration date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the expiration date be postponed by more than ten business days.

Cash Settlement Payment Date

We currently expect the cash settlement payment date to be on or about July 29, 2011, unless that day is not a business day, in which case the cash settlement payment date will be the next following business day. If the third business day before this applicable day does not qualify as the expiration date as determined in accordance with “ — Expiration Date” above, then the payment date will be the third business day following such expiration date. The calculation agent may postpone the expiration date — and therefore the cash settlement payment date — if a market disruption event occurs or is continuing on a day that would otherwise be the expiration date. We describe market disruption events under “ — Market Disruption Event” below.

Market Disruption Event

The calculation agent will determine the Expiration Level on the expiration date. As described above, the expiration date may be postponed and, thus, the determination of the Expiration Level may be postponed if the calculation agent determines that, on the expiration date, a market disruption event has occurred or is continuing. If such a postponement occurs, the calculation agent will use the closing level of the Basket on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the determination of the Expiration Level be postponed by more than ten business days.

If the determination of the Expiration Level is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Expiration Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Expiration Level that would have prevailed in the absence of the market disruption event.

Terms of the Warrants

Any of the following will be a market disruption event:

➢	a suspension, absence or material limitation of trading in a material number of the Basket Stocks for more than two hours or during the one-half hour before the close of trading in the relevant market, as determined by the calculation agent in its sole discretion;
➢	a suspension, absence or material limitation of trading in option or futures contracts relating to one or more of the Basket Stocks in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in the relevant market, as determined by the calculation agent in its sole discretion;
➢	in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Warrants that we or our affiliates have effected or may effect as described below under “Use of Proceeds and Hedging.”

The following events will not be market disruption events:

➢	a limitation on the hours or numbers of days of trading in a Basket Stock in the primary market for such Basket Stock, but only if the limitation results from an announced change in the regular business hours of the relevant market; or
➢	a decision to permanently discontinue trading in the option or futures contracts relating to one or more of the Basket Stocks.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to one or more of the Basket Stocks are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

In contrast, a suspension, absence or material limitation of trading in option or futures contracts, if available, relating to a material number of the Basket Stocks in the primary market for those contracts by reason of any of:

➢	a price change exceeding limits set by that market,
➢	an imbalance of orders relating to those contracts, or
➢	a disparity in bid and ask quotes relating to those contracts,

will constitute a suspension or material limitation of trading in option or futures contracts, as the case may be, relating to such Basket Stock(s) in the primary market for those contracts.

Antidilution Adjustments

The Stock Adjustment Factor for a particular Basket Stock is subject to adjustment by the calculation agent as a result of the anti-dilution and reorganization adjustments described in this section. The adjustments described below do not cover all events that could affect the value of the Warrants. We describe the risks relating to dilution above under “Risk Factors — You have limited antidilution protection.”

If a dilution or reorganization event occurs affecting the shares of a particular Basket Stock, the calculation agent will make any adjustments with a view to offsetting, to the extent practical, any change in your economic position as a holder of the Warrants that results solely from that event. The calculation agent may, in its sole discretion, make any adjustments as necessary to ensure an equitable result. Notwithstanding the description in this section of the specific adjustments to be made, the calculation agent may make adjustments that differ from, or that are in addition to, those described in this

Terms of the Warrants

prospectus supplement if, in the calculation agent’s sole discretion, any adjustments so described do not achieve an equitable result or otherwise.

No adjustments to the Stock Adjustment Factor will be required as a result of one or more of the events described in this section unless the relevant event(s) would require a change of at least 0.1% in the Stock Adjustment Factor then in effect. The Stock Adjustment Factor resulting from any of the adjustments specified in this section will be rounded to the nearest one ten-thousandth with five one hundred-thousandths being rounded upward. The calculation agent will not be required to make any adjustments to the Stock Adjustment Factor after the close of business on the business day immediately preceding the expiration date.

No adjustments to the Stock Adjustment Factor will be required other than those specified below. The required adjustments specified in this section do not cover all events that could affect the expiration price of a particular Basket Stock. For example, the calculation agent is not required to make any adjustments if the issuer of a Basket Stock or anyone else makes a partial tender offer or a partial exchange offer for that Basket Stock.

The calculation agent, shall be solely responsible for (1) the determination and calculation of any adjustments to the Stock Adjustment Factor and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described in this section, and (2) the determination of any Successor Basket Stock (as defined below), and its determinations and calculations shall be conclusive absent manifest error.

How Adjustments Will Be Made

If one of the events described below occurs and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of a particular Basket Stock, the calculation agent will calculate a corresponding adjustment to the Stock Adjustment Factor for that Basket Stock as the calculation agent, in its sole discretion, deems appropriate to account for that diluting or concentrative effect.

If more than one event requiring adjustment occurs with respect to any Basket Stock, the calculation agent will make such an adjustment for each event in the order in which the events occur, and on a cumulative basis. Thus, the calculation agent will adjust such Stock Adjustment Factor for that Basket Stock for the first event, then adjust the Stock Adjustment Factor for the second event (applying the required adjustment to the Stock Adjustment Factor as already adjusted for the first event), and so on for any subsequent events.

The calculation agent will also determine the effective date of that adjustment and the substitution of a Basket Stock, if applicable, in the event of consolidation or merger. Upon making any such adjustment, the calculation agent will give notice as soon as practicable to the trustee, stating the adjustment to the relevant Stock Adjustment Factor.

The calculation agent will make all determinations with respect to antidilution adjustments, including any determination as to whether an event requiring adjustment has occurred, as to the nature of the adjustment required and how it will be made or as to the value of any property distributed in a Reorganization Event (as defined below) affecting the shares of a Basket Stock, and will do so in its sole discretion. In the absence of manifest error, those determinations will be conclusive for all purposes and will be binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent. The calculation agent will provide information about any adjustments it makes upon your written request.

Terms of the Warrants

The adjustments described below do not cover all events that could affect the value of the Warrants. We describe the risks relating to dilution under “Risk Factors — You have limited antidilution protection.”

Stock Splits and Reverse Stock Splits

A stock split is an increase in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth less as a result of a stock split.

A reverse stock split is a decrease in the number of a corporation’s outstanding shares of stock without any change in its stockholders’ equity. Each outstanding share is worth more as a result of a reverse stock split.

If a Basket Stock is subject to a stock split or reverse stock split, then once any split has become effective, the Stock Adjustment Factor for that Basket Stock will be adjusted so that the new Stock Adjustment Factor shall equal the product of:

➢	the prior Stock Adjustment Factor, and
➢	the number of shares that a holder of one share of the relevant Basket Stock before the effective date of that stock split or reverse stock split would have owned immediately following the applicable effective date.

Stock Dividends or Distributions

A stock dividend results when a corporation issues additional shares of its stock to all holders of its outstanding stock in proportion to the shares they own. Each outstanding share is worth less as a result of a stock dividend.

If a Basket Stock is subject to (i) a stock dividend, i.e., issuance of additional shares of the Basket Stock, that is given ratably to all holders of shares of the Basket Stock, or (ii) a distribution of additional shares of the Basket Stock as a result of the triggering of any provision of the corporate charter of the issuer of the Basket Stock, then, once the dividend has become effective and the shares are trading ex-dividend, the Stock Adjustment Factor will be adjusted so that the new Stock Adjustment Factor shall equal the prior Stock Adjustment Factor for that Basket Stock plus the product of:

➢	the prior Stock Adjustment Factor, and
➢	the number of additional shares issued in the stock dividend with respect to one share of the Basket Stock.

Other Non-cash Distributions

If the issuer of a Basket Stock distributes shares of capital stock, evidences of indebtedness or other assets or property to holders of the Basket Stock (other than (i) dividends and distributions referred to under “ — Stock Splits and Reverse Stock Splits” and “ — Stock Dividends or Distributions” above and (ii) rights or warrants and cash distributions or dividends referred under “ — Cash Dividends or Distributions” and “ — Transferable Rights and Warrants” below), then, once the distribution has become effective and the shares are trading ex-dividend, the Stock Adjustment Factor will be adjusted so that the new Stock Adjustment Factor for that Basket Stock shall equal the product of:

➢	the prior Stock Adjustment Factor, and
➢	a fraction whose numerator is the Current Market Price of the Basket Stock and whose denominator is the amount by which such Current Market Price exceeds the Fair Market Value of such distribution; provided, however, that if the Fair Market Value of such distribution equals or exceeds the Current Market Price of the Basket Stock, the calculation agent shall determine in its sole discretion the appropriate adjustment to the Stock Adjustment Factor.

Terms of the Warrants

The “Current Market Price” of a Basket Stock means the closing price on the trading day immediately preceding the ex-dividend date of the distribution requiring an adjustment to the Stock Adjustment Factor.

The “ex-dividend date” shall mean, with respect to distributions of a dividend, the first trading day on which transactions in a Basket Stock trade on the relevant exchange without the right to receive that distribution.

The “Fair Market Value” of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the Fair Market Value will equal the closing price of such distributed property on such ex-dividend date.

Notwithstanding the foregoing, a distribution on a Basket Stock described in clause (a), (d) or (e) of the section entitled “ — Reorganization Events” below that also would require an adjustment under this section shall not cause an adjustment to the relevant Stock Adjustment Factor of the relevant Basket Stock and shall be treated as a Reorganization Event (as defined below) only pursuant to clause (a), (d) or (e) under the section entitled “ — Reorganization Events.” A distribution on a Basket Stock described in the section entitled “ — Transferable Rights or Warrants” that also would require an adjustment under this section shall cause an adjustment only pursuant to the section entitled “ — Transferable Rights or Warrants.”

Cash Dividends or Distributions

If the issuer of the Basket Stock pays dividends or makes other distributions consisting exclusively of cash to all holders of a Basket Stock during any fiscal quarter during the term of the Warrants, in an aggregate amount that, together with other such dividends or distributions made during such quarterly fiscal period, exceeds the Dividend Threshold, then, once the dividend or distribution has become effective and the shares are trading ex-dividend, the Stock Adjustment Factor for that Basket Stock will be adjusted so that the new Stock Adjustment Factor shall equal the product of:

➢	the prior Stock Adjustment Factor, and
➢	a fraction whose numerator is the Current Market Price of the Basket Stock and whose denominator is the amount by which such Current Market Price exceeds the amount in cash per share the issuer of the Basket Stock distributes to holders of Basket Stock in excess of the Dividend Threshold; provided, however, that if the amount in cash per share of such dividend or distribution equals or exceeds the Current Market Price of the Basket Stock, the calculation agent shall determine in its sole discretion the appropriate adjustment to the Stock Adjustment Factor.

“Dividend Threshold” shall mean the amount of any cash dividend or cash distribution distributed per share of a Basket Stock that exceeds the immediately preceding cash dividend or other cash distribution, if any, per share of the Basket Stock by more than 10% of the closing price of the Basket Stock on the trading day immediately preceding the ex-dividend date, unless otherwise specified in the relevant terms supplement.

Transferable Rights and Warrants

If the respective issuer of a Basket Stock issues transferable rights or warrants to all holders of the applicable Basket Stock to subscribe for or purchase the Basket Stock at an exercise price per share that is less than the closing price of such Basket Stock on the business day before the ex-dividend date for such issuance, then the Stock Adjustment Factor will be adjusted by multiplying the prior Stock Adjustment Factor by the ratio of:

➢	the number of shares of the applicable Basket Stock outstanding at the close of business on the day

Terms of the Warrants

before that ex-dividend date plus the number of additional shares of the applicable Basket Stock offered for subscription or purchase under those transferable rights or warrants, to
➢	the number of shares of the applicable Basket Stock outstanding at the close of business on the day before that ex-dividend date plus the product of (1) the total number of additional shares of applicable Basket Stock offered for subscription or purchase under the transferable rights or warrants and (2) the exercise price of those transferable rights or warrants divided by the closing price on the business day before that ex-dividend date.

Reorganization Events

If prior to the Maturity Date,

(a)	there occurs any reclassification or change of a Basket Stock, including, without limitation, as a result of the issuance of tracking stock by the issuer of the Basket Stock,
(b)	the issuer of a Basket Stock, or any surviving entity or subsequent surviving entity of such issuer (a “Successor Entity”), has been subject to a merger, combination or consolidation and is not the surviving entity,
(c)	any statutory exchange of securities of the issuer of a Basket Stock or any Successor Entity with another corporation occurs, other than pursuant to clause (b) above,
(d)	the issuer of a Basket Stock is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law,
(e)	the issuer of a Basket Stock issues to all of its shareholders equity securities of an issuer other than the issuer of the Basket Stock, other than in a transaction described in clauses (b), (c) or (d) above (a “Spin-off Event”), or
(f)	a tender or exchange offer or going-private transaction is commenced for all the outstanding shares of the issuer of a Basket Stock and is consummated for all or substantially all of such shares, as determined by the calculation agent in its sole discretion (an event in clauses (a) through (f), a “Reorganization Event”), then, instead of adjusting the Stock Adjustment Factor, the calculation agent, in its sole discretion, shall either:

(A)	determine a Successor Basket Stock (as defined below) to the Basket Stock that is affected by any such Reorganization Event (the “Original Basket Stock”) after the close of the principal trading session on the trading day immediately prior to the effective date of such Reorganization Event in accordance with the following paragraph (the successor stock, as so determined, the “Successor Basket Stock”); or
(B)	deem the closing price and the Stock Adjustment Factor of the Original Basket Stock on the trading day immediately prior to the effective date of such Reorganization Event to be the closing price and Stock Adjustment Factor of the Original Basket Stock on the expiration date.

Upon the determination by the calculation agent of any Successor Basket Stock pursuant to clause (A) of the preceding sentence, the term “Basket Stock” in this prospectus supplement shall no longer be deemed a reference to the relevant Original Basket Stock and shall be deemed instead a reference to the relevant Successor Basket Stock for all purposes, and references in this prospectus supplement to “issuer” of the relevant Original Basket Stock shall be deemed to be to the issuer of the relevant Successor Basket Stock.

Upon the selection of the Successor Basket Stock by the calculation agent pursuant to clause (A) of the preceding sentence:

Terms of the Warrants

(i)	the starting price for the Successor Basket Stock will be the closing price of the Successor Basket Stock on the trading day immediately following the effective date of the Reorganization Event multiplied by the starting price of the relevant Original Basket Stock and divided by the closing price of the relevant Original Basket Stock on the trading day immediately prior to the effective date of such Reorganization Event; and
(ii)	the Stock Adjustment Factor for the relevant Successor Basket Stock shall be 1.0, subject to adjustment for certain corporate events related to the Successor Basket Stock in accordance with “ — Antidilution Adjustments.”

In the case of (i) above, the starting price will be determined with respect to any Basket Stock as described under “Prospectus Supplement Summary” on page S-2 above.

For the avoidance of doubt, in the case of an issuance by the issuer of a Basket Stock to all of its shareholders of equity securities of an issuer other than the issuer of the Basket Stock as described in clause (e) above, if the closing price of the Basket Stock as of the effective date of such issuance does not increase or decline by at least 50% from the starting price of the Basket Stock, such issuance shall not constitute a Reorganization Event and no adjustments shall be made under this “ — Reorganization Events” section. Instead, the Basket Stock will be subject to adjustments as described under “ — Non-cash Distributions” above.

A “Successor Basket Stock” will be a common stock that, in the sole discretion of the calculation agent, is the most comparable to the relevant Original Basket Stock, taking into account such factors as the calculation agent deems relevant, including, without limitation, market capitalization, dividend history and stock price volatility.

Following a Reorganization Event in which a Successor Basket Stock is selected, the Stock Adjustment Factor of the relevant Successor Basket Stock will be subject to adjustment as described above under this “Antidilution Adjustments” section, and, if no Successor Basket Stock is selected, the issuer of the relevant Original Basket Stock will, upon a subsequent Reorganization Event, be subject to the election by the calculation agent described in clause (A) and (B) of the first paragraph under “ — Antidilution Adjustments — Reorganization Events”.

We will, or will cause the calculation agent to, provide written notice to the Trustee, to us and to DTC within thirty business days immediately following the effective date of any Reorganization Event with respect to a particular Basket Stock, of the Successor Basket Stock issuer, the Successor Basket Stock and the starting price for the Successor Basket Stock, as well as the Original Basket Stock so replaced. We expect that such notice will be passed on to you, as a beneficial owner of the Warrants, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

Delisting or suspension of trading of the Basket Stocks

If any Basket Stock is delisted or trading of any Basket Stock is suspended and a major U.S. exchange or market lists or approves for trading successor securities, the calculation agent may determine in its sole discretion that such successor securities are comparable to such Basket Stock (a “successor share”) and adjust the Basket by replacing such Basket Stock with such successor share.

If the successor shares that the calculation agent determines to be comparable to the Basket Stocks are not listed or approved for trading on a major U.S. exchange or market at maturity, the calculation agent may determine, in its sole discretion, the value of such successor shares.

In both of the cases described above, the calculation agent will, in its sole discretion, determine the expiration price for any applicable successor shares on the expiration date and the Stock Adjustment Factor of the successor Basket Stock.

Terms of the Warrants

If any Basket Stock is delisted or trading of any Basket Stock is suspended, and the calculation agent determines in its sole discretion that no successor shares for such Basket Stock exist, the calculation agent may determine, in its sole discretion, the expiration price for such Basket Stock.

Role of Calculation Agent

UBS Securities LLC will serve as the calculation agent. We may change the calculation agent after the original issue date of the Warrants without notice. The calculation agent will make all determinations regarding the value of the Warrants upon expiration, market disruption events, business days, the default amount, the Strike Level, the Expiration Level, the Stock Adjustment Factor for each Basket Stock and the amount payable in respect of your Warrants. You should be aware that the calculation agent is under no obligation to take your interests into consideration when making determinations regarding the Warrants. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

Manner of Payment and Delivery

Any payment on or delivery of Warrants at expiration will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Warrants are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depository.

Business Day

When we refer to a business day with respect to the Warrants, we mean a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid or warrant property delivered by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder of the Warrants will be repaid or redelivered to us. After that two-year period, the holder of the Warrants may look only to us for payment of any money or delivery of any warrant property, and not to the trustee, any other paying agent or anyone else.

Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Accounting Standards and translated into U.S. dollars.

As of March 31, 2008 (unaudited)	CHF	USD
	(in millions)
Debt
Debt issued(1)	386,575	389,198
Total Debt	386,575	389,198
Minority Interest(2)	6,310	6,353
Shareholders’ Equity	16,386	16,497
Total capitalization	402,271	412,048

(1)	Includes Money Market Paper and Medium Term Notes as per Balance Sheet position.
(2)	Includes Trust preferred securities.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 1.00679 (the exchange rate in effect as of March 31, 2008).

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Warrants for the purposes we describe in the attached prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Warrants as described below.

In anticipation of the sale of the Warrants, we or our affiliates expect to enter into hedging transactions involving purchases of securities linked to one or more Basket Stocks and/or listed and/or over-the-counter options, futures or exchange-traded funds on the Basket Stocks prior to or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

➢	acquire or dispose of securities of the issuers of the Basket Stocks,
➢	acquire or dispose of positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the closing level of any Basket Stock,
➢	acquire or dispose of positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar stocks, or
➢	any combination of the three.

We or our affiliates may acquire a long or short position in securities similar to the Warrants from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the expiration date. That step may involve sales or purchases of the Basket Stocks, listed or over-the-counter options or futures on the Basket Stocks or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of any Basket Stock or other components of the equity markets.

The hedging activity discussed above may adversely affect the market value of the Warrants from time to time. See “Risk Factors” on page S-12 for a discussion of these adverse effects.

Supplemental United States Federal Income Tax Considerations

The following is a general description of certain United States federal tax considerations relating to the Warrants. It does not purport to be a complete analysis of all tax considerations relating to the Warrants. Prospective purchasers of the Warrants should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Warrants and receiving payments of interest, principal and/or other amounts under the Warrants. This summary is based upon the law as in effect on the date of this prospectus supplement and is subject to any change in law that may take effect after such date.

This discussion applies to you only if you acquire Warrants in the offering and you hold your Warrants as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,
➢	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,
➢	a bank,
➢	a life insurance company,
➢	a tax-exempt organization,
➢	a person that owns Warrants as part of a straddle or a hedging or conversion transaction for tax purposes, or
➢	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the Warrants, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Warrants should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Warrants.

You should consult your own tax advisor regarding the U.S. federal, state and local tax consequences of owning and disposing of Warrants in your particular circumstances.

Except as otherwise noted under “Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Warrants and you are: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, the Warrants should be treated as options for U.S. federal income tax purposes. Except as otherwise noted below, the discussion below assumes that the Warrants will be so treated.

Section 1256 of the Code requires that certain financial contracts, including “non-equity options” and “dealer equity options” be “marked-to-market” on the last day of a United States holder’s taxable year. In addition to certain other requirements, an option will only be treated as a “non-equity option” or “dealer equity option” for purposes of Section 1256 of the Code if the option is traded on (or subject to the rules

Supplemental United States Federal Income Tax Considerations

of) a qualified board or exchange. Since the Warrants will not be listed on any securities exchange, the Warrants should not be treated as “non-equity options” or “dealer equity options” for purposes of Section 1256 of the Code, and the provisions of Section 1256 of the Code should therefore not apply to the Warrants. Accordingly, you should not be required to mark your Warrants to market, and you should recognize taxable gain and loss only upon the sale, exchange, exercise or expiration of your Warrants.

Upon a sale, exchange, exercise or expiration of your Warrants, you should recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the amount that you realize and your tax basis in your Warrants. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Warrants will generally begin on the date after the issue date (i.e., the settlement date) for your Warrants and, if you hold your Warrants until expiration, your holding period will generally include the expiration date.

Treasury Regulations Requiring Disclosure of Reportable Transactions.  Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on Internal Revenue Service Form 8886. An investment in the Warrants or a sale of the Warrants should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Warrants or a sale of the Warrants to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of Warrants.

Backup Withholding and Information Reporting.  There should be no backup withholding or information reporting requirements upon the exercise of your Warrants. However, if you are a noncorporate U.S. holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to payments to you of the proceeds from the sale of your Warrants effected at a U.S. office of a broker. Additionally, backup withholding may apply to such payments if you are a noncorporate U.S. holder, and you either fail to provide an accurate taxpayer identification number, are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns, or, in certain circumstances, fail to comply with applicable certification requirements.

Payment of the proceeds from the sale of a Warrants effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of a Warrants that is effected at a foreign office of a broker will generally be subject to information reporting and backup withholding if:

➢	the proceeds are transferred to an account maintained by you in the United States,
➢	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or
➢	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations.

Supplemental United States Federal Income Tax Considerations

Supplemental United States Federal Income Tax Considerations

In addition, a sale of a Warrants effected at a foreign office of a broker will generally be subject to information reporting if the broker is:

➢	a United States person,
➢	a controlled foreign corporation for United States tax purposes,
➢	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or
➢	a foreign partnership, if at any time during its tax year:
➢	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or
➢	such foreign partnership is engaged in the conduct of a United States trade or business.

Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Non-United States Holders.  If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Warrants but you may be subject to generally applicable information reporting and backup withholding requirements upon the sale of your Warrants unless you comply with certain certification and identification requirements as to your foreign status.

ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a “party in interest” within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or a “disqualified person” (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”)) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code (“Plan”). The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code (“Fiduciary”) would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Securities by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Securities on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for prohibited transactions that may arise from the purchase or holding of the Warrants. These exemptions are PTCE 84-14 (for transactions determined by independent qualified professional asset managers), 90-1 (for insurance company pooled separate accounts), 91-38 (for bank collective investment funds), 95-60 (for insurance company general accounts) and 96-23 (for transactions managed by in-house asset managers). Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code also provide an exemption for the purchase and sale of securities where neither UBS nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). Upon purchasing the Securities, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Securities is eligible for relief under 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23, the service provider exemption or another applicable exemption. The discussion above supplements the discussion under “ERISA Considerations” in the attached prospectus.

Supplemental Plan of Distribution

UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS, the aggregate principal amount of the Warrants specified on the front cover of this prospectus supplement. The Warrants will be issued pursuant to a distribution agreement substantially in the form attached as an exhibit to the registration statement of which the accompanying prospectus forms a part. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Warrants at the original issue price applicable to the offered Warrants to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Securities to securities dealers at a discount from the original issue price of up to the underwriting discount set forth on the front cover of this prospectus supplement. In the future, we or our affiliates may repurchase and resell the offered Warrants in market-making transactions. for more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Warrants. In addition, UBS, UBS Securities LLC, UBS Financial Services Inc., or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Warrants after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

We expect to deliver the Warrants against payment for the Warrants on or about the third business day following the date of the pricing of the Warrants.

Supplemental Plan of Distribution

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

Introduction	3
Cautionary Note Regarding Forward-Looking Statements	5
Incorporation of Information About UBS AG	7
Where You Can Find More Information	8
Presentation of Financial Information	9
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	10
Capitalization of UBS	10
UBS	11
Use of Proceeds	13
Description of Debt Securities We May Offer	14
Description of Warrants We May Offer	36
Legal Ownership and Book-Entry Issuance	53
Considerations Relating to Indexed Securities	59
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	62
U.S. Tax Considerations	65
Tax Considerations Under the Laws of Switzerland	76
ERISA Considerations	78
Plan of Distribution	79
Validity of the Securities	82
Experts	82

Call Warrants Linked to an Equity Basket

UBS AG •   Call Warrants
linked to an Equity Basket
Expiring on or about July 25, 2011

Prospectus Supplement

July 3, 2008
(To Prospectus dated March 27, 2006)

UBS Investment Bank
UBS Financial Services Inc.